 As filed with the Securities and Exchange Commission on October 12, 1999

                                                     SEC File No. 333-83807
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT NO. 1

                                    to

                                 FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           the Securities Act of 1933
                                ---------------
                         ALARON.COM HOLDING CORPORATION
                 (Name of Small Business Issuer in its charter)
         Delaware                     6200                   36-4274489
(State or jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
     incorporation or     Classification Code Number)    Identification No.)
      organization)      822 West Washington Boulevard
                            Chicago, Illinois 60607

                               312.563.8000
         (Address and Telephone Number of Principal Executive Offices)
                         822 West Washington Boulevard
                            Chicago, Illinois 60607
     (Address of Principal Place of Business or Intended Principal Place of
                                   Business)
                              Steven A. Greenberg
                         822 West Washington Boulevard
                            Chicago, Illinois 60607

                               312.563.8000

                          Facsimile--312.850.2820
           (Name, Address and Telephone Number of Agent for Service)
                                   Copies to:
        GERALD L. FISHMAN, ESQ.                     ARTHUR DON, ESQ.
        BARTON J. SPRINGER, ESQ.                STEPHEN R. CURTIS, ESQ.
         ADAM D. FISHMAN, ESQ.                 McLAURIN HILL FILES, ESQ.
           Wolin & Rosen Ltd.                    D'Ancona & Pflaum LLC
                                           111 East Wacker Drive, Suite 2800
 55 West Monroe Street, Suite 3600
                                                   Chicago, IL 60601
         Chicago, IL 60603

           312.424.0600                            312.602.2000

      Facsimile--312.424.0660                 Facsimile--312.602.3000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) or 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
                      FACING SHEET CONTINUED ON NEXT PAGE

                          CONTINUATION OF FACING SHEET

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              Proposed
                                            Number Amount     Maximum          Proposed        Amount of
          Title of Each Class of                To Be      Offering Price      Maximum        Registration
       Securities To Be Registered          Registered (1) Per Share (2)  Offering Price (2)      Fee
----------------------------------------------------------------------------------------------------------
common stock $.01 par value (3)...........    1,728,000       $10.00         $17,280,000        $ 4,804
----------------------------------------------------------------------------------------------------------
warrants to purchase shares of common
 stock (3)................................    1,728,000       $ 0.10         $   172,800        $    48
----------------------------------------------------------------------------------------------------------
common stock, underlying warrants to
 purchase common stock (3)................    1,728,000       $14.00         $24,192,000        $ 6,724
----------------------------------------------------------------------------------------------------------
underwriters' warrants to purchase (4)....      150,000       $0.0001        $        15        $     0
----------------------------------------------------------------------------------------------------------
common stock underlying the underwriters'
 warrants.................................      150,000       $16.50         $ 2,475,000        $   688
----------------------------------------------------------------------------------------------------------
warrants underlying the underwriters'
 warrants.................................      150,000       $0.165         $   247,500        $    68
----------------------------------------------------------------------------------------------------------
common stock issuable upon exercise of the
 warrants underlying the underwriters'
 warrant..................................      150,000       $14.00         $ 2,100,000        $     0
----------------------------------------------------------------------------------------------------------
TOTAL.....................................                                   $46,467,315        $12,332(5)
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered such indeterminable number of securities which may be issued as a result of the anti-dilution provisions of the warrants and the underwriters' warrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) Includes 225,000 shares of common stock and 225,000 warrants subject to sale upon exercise of over-allotment option granted to the Underwriter and up to 3,000 shares of common stock and 3,000 warrants to be sold by counsel for the Registrant.

(4) Represents warrants, to be issued to the underwriters, to purchase 150,000 shares of common stock and/or 150,000 warrants. Pursuant to Rule 457(g) no additional registration fee is required.

(5) $6,365 was previously paid with the initial filing on July 27, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               Subject to Completion dated October 12, 1999



                   1,500,000 shares of common stock and

            1,500,000 redeemable common stock purchase warrants


                         [Logo of ALAR.com Corporation]

  Investing in our securities involves a high degree of risk. You should carefully consider the "Risk Factors" beginning on page 6.

Alaron.com Holding Corporation

                     This is our initial public offering. No public market currently exists for our securities. The shares of common stock and warrants offered hereby may only be purchased together on the basis of one share of common stock and one warrant. The common stock and warrants will be separately tradeable immediately following the completion of this offering.
822 West Washington Boulevard
Chicago, Illinois 60607

312.563.8000


The Offering

                                                   Per Share Per Warrant Total
                                                   --------- ----------- ------
Public Offering Price.............................  $          $         $
Underwriting Discounts............................  $          $         $
Proceeds to us (before expenses)..................  $          $         $

 Proposed Nasdaq SmallCap Market Symbol for our common stock and warrants: ALAR and ALARW

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

  Certain of our stockholders have granted to the underwriters a 45-day option to purchase up to an additional 225,000 shares of common stock and we have granted to the underwriters a similar option to purchase up to 225,000 warrants to cover over-allotments.

  We estimate that our initial offering price will be $10.00 per share of common stock and $0.10 per warrant. The underwriters expect to deliver the
securities to purchasers on or about                  , 1999.

                      National Securities Corporation

              The date of this Prospectus is               , 1999

                             [Inside Front Cover]

[Bargraphs indicating number of customers, accounts, customer funds, page views and contracts traded.]

                   [Logo of Alaron.com Holding Corporation]

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    6
  We have experienced operating losses for the last three fiscal years
   which may continue in the future.......................................    6
  We depend on Joel W. Greenberg, Steven A. Greenberg, Barry S. Issacson,
   Carrie A. Greenberg and Michael A. Greenberg, and the loss of any of
   their services could harm our business.................................    6
  We rely heavily on electronic systems and third party providers; system
   failures could harm our business.......................................    6
  Any possible compromises of our systems or security could harm our
   business...............................................................    6
  We rely on E.D. & F. Man, Inc. for clearing purposes, and termination of our agreement with E.D. & F. Man, Inc. or increased clearing costs
   could harm our business................................................    6
  Margin calls to our customers which are not met could have a materially
   adverse effect on our net capital......................................    7
  Failure to comply with net capital requirements could subject us to
   suspension or revocation by the CFTC or expulsion by the NFA...........    7
  There are significant risks to our business inherent in expanding our
   online services to include new businesses in the e-commerce area.......    7
  Mistakes on orders or "rogue brokers" could harm our business...........    7
  Our competitors' greater resources could put us at a competitive
   disadvantage that could ultimately harm our business...................    8
  Restrictions on exercise of warrants may deny you full benefit of the
   warrants...............................................................    8
  You may lose most of the value of the warrants if we repurchase the
   warrants...............................................................    8
  Our failure to obtain or maintain Nasdaq SmallCap listing could harm our
   common stock and warrants and your ability to sell them................    8
Forward-looking Statements................................................    8
Use of Proceeds...........................................................    9
Dividend Policy...........................................................   10
Capitalization............................................................   11
Dilution..................................................................   12
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   13
Business..................................................................   19
Management................................................................   29
Principal Stockholders....................................................   38
Certain Transactions......................................................   40
Description of Securities.................................................   42
Shares Eligible for Future Sale...........................................   46
Underwriting..............................................................   47
Legal Matters.............................................................   50
Experts...................................................................   50
Where You Can Find More Information.......................................   50
Index to Financial Statements.............................................   51

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything about this offering which is not already in this prospectus. You must not rely on any unauthorized information. This offer relates only to our securities described in this prospectus. This prospectus is only valid in those jurisdictions where our securities can be legally bought or sold. The information in this prospectus is current as of
                  , 1999.

                            Prospectus Summary

   This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that may be important to you. To fully understand this offering, you should carefully read the entire prospectus, including "Risk Factors" and our financial statements. Unless otherwise indicated, all information in this prospectus:

  . gives effect to the recent tax-free transfer to our holding company of 100% of the ownership of Alaron Trading Corporation by certain of our principal stockholders

  .  reflects a three-for-two stock split in June 1999

  . reflects our recent European private placement of 996,450 shares of our common stock at $4.50 per share in connection with which we issued an additional 434,466 shares in lieu of a cash commission to the distributor of this placement (all share amounts are post-split)

  .  assumes no exercise of the underwriters' over-allotment option

   In this prospectus, unless it appears otherwise from the context in which it is used, "Alaron.com," "Alaron," "we," "us" and "our" refer to Alaron.com Holding Corporation and its wholly-owned subsidiary, Alaron Trading Corporation.

   The Alaron Trading(R) Logo and design are our registered trademarks. Alaron.comsm and design, as well as Alaronlinesm are our servicemarks. This prospectus also incudes trademarks of other companies.

                      Alaron.com Holding Corporation

   We provide brokerage services to our customers for futures and options on futures trading, and related products and services, through traditional methods and the internet. Despite our name, we are not solely an online brokerage firm which allows clients to trade futures directly over the internet. Since 1989, our subsidiary, Alaron Trading Corporation, has provided traditional full and discount brokerage services on futures and options on futures. Since September 1998, we have provided online futures and options on futures brokerage services through "Alaronline," our internet trading service located on our website.

  . Customer accounts have grown 50% from 3,696 customer accounts at September 30, 1998 to 5,526 at September 30, 1999

  . Customer funds we hold have grown more than 60% from $22,960,708 in customer funds at September 30, 1998 to $36,889,252 at September 30, 1999

  . The number of contracts traded by our customers grew 43% from 48,145 contracts traded during September 1998 to 69,072 in September 1999

  . Monthly page views of our website have grown from 29,350 page views in November 1998 to 1,387,778 in September 1999

   Our principal executive offices are located at 822 West Washington Boulevard, Chicago, Illinois 60607, and our telephone number is 312.563.8000. Our world wide web address is www.alaron.com. Information contained in our website should not be considered part of this prospectus.

                              Summary of the Offering

securities offered...       . 1,500,000 shares of common stock

                            . 1,500,000 redeemable common stock purchase
                              warrants

                            . Although our securities may be purchased in this
                              offering only on the basis of one share of common stock together with one warrant, our common stock and warrants will be separately tradeable immediately following the completion of this offering securities outstanding....  . 10,324,199 shares of common stock prior to the offering

                            . 11,827,199 shares of common stock after the
                              offering, whether or not the underwriters exercise their over-allotment option

                            . 1,728,000 warrants after the offering, if the
                              underwriters exercise their over-allotment option

                            . underwriters' warrants to acquire 150,000 shares
                              of common stock and/or 150,000 warrants, after the offering

warrants.............       . each warrant entitles you to purchase one share
                              of common stock at a price of $      (140% of the
                              public offering price of the common stock)

                            . you may exercise the warrants to purchase shares
                              of common stock beginning on the date of this prospectus

                            . we can reduce the exercise price of the warrants
                              on 30 days prior notice

                            . the warrants expire three years from the date of
                              this prospectus

                            . beginning one year after the date of this
                              prospectus, we have the right to repurchase the warrants at $0.10 per warrant on 30 days' prior written notice, provided the average closing price of the common stock is or exceeds $
                              (200% of the public offering price of the common stock) for any 20 trading days within a period of 30 consecutive trading days

                            . you may not exercise the warrants if there is no
                              current prospectus covering the exercise of the warrants and we intend to keep this prospectus current for that purpose estimated net proceeds....  .$14,200,000

use of proceeds......       .$5,865,000to increase working capital,
                             acquisitions and for general corporate
                             purposes

                            .$5,000,000to increase regulatory capital to
                             satisfy the net capital requirements of
                             the NFA

                            .$1,500,000to expand marketing of our services and
                             pay the salaries of our marketing staff


                            .$1,000,000to enhance our website and improve the
                             efficiency of customer transactions

                            .$  835,000to pay the salaries of six senior
                             management officers in fiscal year 2000

                  Summary Combined Financial Information

   The following tables set forth certain summary combined financial data of Alaron.com Holding Corporation. The summary combined statement of operations data are derived from the historical consolidated financial statements of Alaron.com Holding Corporation. The financial statements for the periods indicated appear elsewhere in the prospectus. The data in these tables should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the accompanying notes appearing elsewhere in this prospectus. The balance sheet data, as adjusted, gives effect to the sale of 1,500,000 shares of common stock and 1,500,000 warrants in this offering at an estimated initial public offering price of $10.00 per share and $0.10 per warrant and the initial application of the net proceeds therefrom.

                                                         Historical
                                               Alaron.com Holding Corporation
                                            ------------------------------------
                                            Fiscal Year Ended  Fiscal Year Ended
                                              July 31, 1999      July 31, 1998
                                            ------------------ -----------------
Statement of Operations Data:
Total Revenues.............................    $12,843,531        $13,509,158
Net Loss...................................    $(1,080,384)       $(1,437,684)
Net Loss per Share.........................    $      (.10)       $      (.14)
Weighted Average Shares Outstanding........     10,321,199         10,321,199
                                                       July 31, 1999
                                            ------------------------------------
                                                Historical
                                            ------------------
                                            Alaron.com Holding
                                               Corporation        As Adjusted
                                            ------------------ -----------------
Balance Sheet Data:
Total Assets...............................    $33,151,148        $47,287,847
Subordinated Debt..........................    $ 1,100,000        $ 1,100,000
Total Liabilities..........................    $29,123,736        $29,123,736
Stockholders' Equity.......................    $ 4,027,412        $18,164,111

                               Risk Factors

We have experienced operating losses for the last three fiscal years which may continue in the future.

   In the past, our results of operations have been adversely affected by a variety of factors, such as variations in the volume of futures and options trading and changes in interest rates. These factors have resulted in operating losses for the past three years. Low trading volume and lack of price volatility generally means that we receive fewer commissions from our customers. In addition, since interest earned on customer deposited funds tends to be a material portion of our revenues, lower interest rates means that we earn less on customer deposited funds.

We depend on Joel W. Greenberg, Steven A. Greenberg, Barry S. Issacson, Carrie
A. Greenberg and Michael A. Greenberg, and the loss of any of their services could harm our business.

   We believe that our success depends to a significant degree on the continued services of our senior management team of our Chairman, Joel W. Greenberg, our President, Steven A. Greenberg, our Executive Vice-President, Barry S. Issacson, our Executive Vice-President and Secretary-Treasurer, Carrie A. Greenberg, and our Chief Technology Officer, Michael A. Greenberg. We have entered into employment agreements with each of these individuals. Competition for key personnel and other highly qualified technical and managerial personnel is intense. The loss of the services of any of these individuals or the inability to identify, hire, train and retain other qualified personnel in the future could harm our business.

We rely heavily on electronic systems and third party providers; system failures could harm our business.

   We rely heavily on a number of electronic systems including the internet and the telephone, providers of back office computer services as well as third party providers to generate new business, receive and process trade orders and conduct our e-commerce business. If our current providers experience system failures or other related problems, we could experience delays in processing customers' orders which could result in substantial losses for our customers, which in turn, could subject us to customer claims for losses. While we have not experienced any major problems in the past due to heavy stress, system failures, or problems with third party providers, there are a very limited number of back office system providers in the industry, so replacement back office resources are limited.

Any possible compromises of our systems or security could harm our business.

   The secure transmission of confidential information over public networks is a critical element of our operations. However, we cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms we and our vendors use to protect client transaction and other data. Any compromise of our systems or security could harm our business. To the best of our knowledge, to date, we have not experienced any security breaches in the transmission of confidential information. Moreover, we continually evaluate advanced encryption technology to try to ensure the continued integrity of our systems.

We rely on E.D. & F. Man, Inc. for clearing purposes, and termination of our agreement with E.D. & F. Man, Inc. or increased clearing costs could harm our business.

   Because we are not currently an exchange clearing member, we do not clear trades for our customers. Instead, we pay E.D. & F. Man, Inc., a competitor of the Company, to provide clearing services. By virtue of our clearing agreement with E.D. & F. Man, Inc., we are dependent on E.D. & F. Man, Inc. for the orderly processing of transactions. Termination of this agreement or any interruption of E.D. & F. Man, Inc.'s operations could harm our business. We attempt to cover our clearing costs through commission fees charged to our customers. However, if our clearing costs are increased and we are unable to also increase our commission rates, our profitability would be adversely affected. Also, we have agreed to indemnify E.D. & F. Man, Inc. for claims, suits, actions, or any other proceedings relating to our customers. Although we currently plan to become a clearing member, we cannot assure you that we will be successful in doing so.

Margin calls to our customers which are not met could have a materially adverse effect on our net capital.

   We are required by our clearing firm to make up any deficits of our customers. We require our customers to deposit funds with us in an amount sufficient to meet margin requirements. These deposits function as a partial performance bond to assure the customer's performance of a futures contract. Our margin requirements are equal to or greater than the various exchanges' minimum levels. When the market value of a particular open futures position changes to a point where the funds on deposit do not satisfy the maintenance margin requirements, we make a margin call to the customer which, if not met, allows us to liquidate the customer's position. Unmet margin calls that we are required to cover could have a materially adverse effect on our net capital.

Failure to comply with net capital requirements could subject us to suspension or revocation by the CFTC or expulsion by the NFA.

   The Commodity Futures Trading Commission, the National Futures Association and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by futures commission merchants. Failure to maintain the required net capital may subject us to suspension or revocation of registration by the CFTC and suspension or expulsion by the NFA and other regulatory bodies and ultimately could require our liquidation.

   We have never violated our minimum net capital requirements, but on two occasions we were required under applicable rules to provide the NFA and CFTC with early warning reports that we needed additional capital. In those reports, we disagreed with the need for the early warning. A change in the net capital rules, the imposition of new rules or any unreasonably large charge against net capital could limit our operations that require the intensive use of capital, such as the financing of client account balances. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

There are significant risks to our business inherent in expanding our online services to include new businesses in the e-commerce area.

   We have recently expanded our traditional futures and options brokerage services to include online brokerage and related services. If we are unable to manage this growth effectively or enter into new markets, our results of operations could be materially adversely affected. To be successful in our e-commerce business, we must continually adapt to technological advances. Hiring the appropriate people and updating computer equipment and software to stay current places significant demands on our administrative, operational and financial resources. Updating our technology may result in less rigorous testing of our systems, which could lead to performance problems.

Mistakes on orders or "rogue brokers" could harm our business.

   If we make a mistake on a customer's order, we may be obligated to bear the burden of any losses which occur. These losses could be very large and could materially adversely affect us or even compromise our ability to conduct our business.

   We are also responsible for supervising our brokers in their dealings with customers. Therefore, we may be obligated to cover losses in a customer's account caused by the improper trading activity of a broker. While we have a rigorous compliance program, we cannot assure you that we will be able to always identify the occasional "rogue broker" and that could lead to customer complaints and our incurring substantial losses.

Our competitors' greater resources could put us at a competitive disadvantage that could ultimately harm our business.

   We compete with many other businesses, many of which offer a broader range of financial services and have substantially greater resources and operating efficiencies than we do, such as Lind-Waldock & Company, First American Discount Corp., Jack Carl Futures division of E.D. & F. Man, Inc. and LFG, LLC. We are often at a disadvantage in competing with these companies. The intense competition among futures brokerage firms, and our relative lack of resources may prevent us from successfully competing. While presently our competition in the electronic futures brokerage market is relatively small, there are no significant barriers to entry into this market by current online securities brokerage firms like E*Trade Group, Inc. and Charles Schwab Corporation.

Restrictions on exercise of warrants may deny you full benefit of the warrants.

   You will not be able to exercise the warrants unless at the time you exercise a registration statement covering exercise of the warrants is effective. You will not be able to exercise the warrants unless they are registered under the securities laws of your state of residence, if not exempt from such laws. The value of the warrants may be greatly reduced if a current registration statement covering the exercise of the warrants is not available or if the sale of the underlying shares of common stock is not registered or exempt from registration in your state.

You may lose most of the value of the warrants if we repurchase the warrants.

   Beginning one year from the date of this prospectus, we have the right to repurchase the warrants under certain conditions on 30 days' prior written notice for a price of $0.10 per warrant. We are likely to repurchase the warrants at a time when this is favorable to us and not to you. If we give notice of our intention to repurchase the warrants, you will lose your right to exercise the warrants unless you exercise the warrants and pay for the shares prior to the redemption date.

Our failure to obtain or maintain Nasdaq SmallCap listing could harm our common stock and warrants and your ability to sell them.

   We have submitted an application to have our common stock and warrants listed to trade on the Nasdaq SmallCap Market. If we are unable to satisfy the entry standards for listing, or even if our common stock and warrants are listed but we are unable to satisfy Nasdaq standards for continued listing, any trading in our common stock and warrants could be limited to being conducted on the over-the-counter Bulletin Board or in the so-called "pink sheets". This would result in it being more difficult for you to sell our common stock and warrants and could result in lower market prices and larger spreads between the bid and ask prices for our common stock and warrants.

   Investing in our securities is very risky. You should not buy our securities unless you can afford to lose your entire investment. Our business operating results and financial condition could be adversely affected by any of the preceding risks. You should carefully consider the preceding risks and the other information in this prospectus before reaching your decision to buy our securities. These risks are not the only ones we face. Additional risks that generally apply to publicly traded companies and companies in our industry, that we have not yet identified or that we think are immaterial, may also impair our business operations. The trading price of our securities could decline due to any of these risks. You should also refer to the other information set forth in this prospectus, our financial statements and the related notes for other risk factors.

                        Forward-looking Statements

   We have included in this prospectus forward-looking statements within the meaning of the federal securities laws. These are statements about our expectations, beliefs, intentions or strategies for the future. You will be able to identify these types of statements since they are indicated by words or phrases such as

"anticipate," "expect," "intend," "plan," "will," "we believe," "management believes" and similar language. In addition, these statements may be qualified by certain risks, uncertainties and assumptions which we explain more fully in each particular case. We have based our forward-looking statements on our current expectations and on information currently available to us. Our actual results may differ materially from the results that we have anticipated in the statements. We will not update these statements.

                                Use of Proceeds

   We will receive approximately $14,200,000 from the sale of 1,500,000 shares of common stock and 1,500,000 warrants at the estimated offering price of $10.00 per share and $0.10 per warrant ($14,222,500 if the over-allotment option is exercised). Steven A. Greenberg, the Greenberg Family Trust, Michael
A. Greenberg and Carrie A. Greenberg have granted to the underwriters an option to purchase an aggregate of up to 225,000 shares of common stock and we have granted to the underwriters a similar option to purchase up to 225,000 warrants to cover over-allotments. Additionally, these stockholders have agreed to provide the shares of common stock underlying the warrants issued by us as part of the underwriters' over-allotment option.

   Steven A. Greenberg, Michael A. Greenberg and Carrie A. Greenberg have each agreed to use any proceeds received by them upon exercise of the underwriters' over-allotment option to repay debt incurred by them to capitalize Alaron Trading. This repayment would reduce the approximately $190,000 in aggregate non-discretionary cash bonuses which are to be paid to them by us in fiscal year 2000 to pay interest and principal due under these loans.

   The amounts below represent the net proceeds after deducting underwriting discounts, the underwriters' non-accountable expense allowance and additional estimated offering expenses payable by us and estimated to be $350,000. We expect to use the net proceeds substantially as follows:

 Approximate Approximate
   Amount    Percentage                              Use
 ----------- -----------                             ---
 $ 5,865,000     41%       . to increase working capital, acquisitions and for
                             general corporate purposes such as paying salaries
                             (other than those of senior management described
                             below), occupancy expenses, recruiting of
                             employees and other things

 $ 5,000,000     35%       . to increase regulatory capital which will be
                             maintained in relatively liquid form to satisfy
                             the net capital requirements of the NFA

 $ 1,500,000     11%       . to expand marketing of our services through a
                             national marketing and advertising campaign
                             including advertisements in national newspapers,
                             trade publications and on the internet and to pay
                             the salaries of our marketing staff

 $ 1,000,000      7%       . to enhance our website and information technology
                             necessary to allow for more efficient execution of
                             transactions over the internet, including the
                             acquisition of additional computer equipment and
                             software

 $   835,000      6%       . to pay the salaries of six senior management
                             officers in fiscal year 2000, not including an
                             aggregate of approximately $190,000 in non-
                             discretionary bonuses payable in fiscal year 2000
                             to Steven, Michael and Carrie Greenberg to enable
                             them to pay interest and principal due under
                             personal loans incurred to contribute to the
                             capital of Alaron Trading
 -----------    ----
 $14,200,000    100%
 ===========    ====

   We have broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changing circumstances and opportunities. Although we have tentatively allocated the net proceeds from this offering for various uses, these projected expenditures are merely estimates and approximations and are not firm commitments by us. Actual expenditures may vary substantially from these estimates depending upon many factors, such as the cost of additional print and electronic media advertising and expansion of various activities in the futures brokerage business through internal growth or acquisition.

   We currently do not have any financing arrangements to fund regulatory capital or other requirements, nor do we contemplate any. Pending use of the proceeds from this offering, we may invest all or portion of these proceeds in short-term bank certificates of deposit, U.S. Government obligations, money market investments and short-term investment grade securities. We believe that the proceeds of this offering combined with the cash flow from our operations will be sufficient for our planned operations for at least 12 months following the date of this prospectus.

   Any additional net proceeds realized from the exercise of the warrants will be added to our working capital.

                                Dividend Policy

   We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings we may have to finance the development and expansion of our business. Our board of directors decides when dividends are to be paid. This decision is based upon many factors, such as the board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements and applicable laws and regulations. Accordingly, we cannot assure you that dividends of any kind or amount will ever be paid in the future. If you need immediate or future income by way of dividends, you should not purchase our securities.

                                 Capitalization

   The following table sets forth the subordinated debt and the capitalization of Alaron.com Holding Corporation as of July 31, 1999, and on a pro forma basis as adjusted to give effect to the sale of the securities we are offering by this prospectus. The table reflects the sale of the securities at an estimated initial public offering price of $10.00 per share and $0.10 per warrant and the initial application of the net proceeds of $14,200,000 (after deducting the underwriting discounts, the underwriters' non-accountable expense allowance and the estimated expenses of this offering) as described under "Use of Proceeds." You should read the information in this table together with our financial statements and notes which begin on page F-1 of this prospectus.

                                                      Alaron.com
                                                        Holding
                                                      Corporation
                                                       July 31,       After
                                                         1999       Offering
                                                      -----------  -----------
Subordinated debt.................................... $ 1,100,000  $   100,000
Stockholders' equity:
  Preferred stock; $.01 par value, 10,000,000 shares
   authorized; no shares outstanding.................         --           --
  Common stock; $.01 par value, 30,000,000 shares
   authorized; 10,321,199 shares issued and
   outstanding; 11,827,199 shares after offering..... $   103,212  $   118,272
  Common stock subscription.......................... $       --   $       --
Additional paid-in capital........................... $ 9,640,451  $23,769,090
Accumulated deficit.................................. $(5,716,251) $(5,716,251)
                                                      -----------  -----------
    Total stockholders' equity....................... $ 4,027,412  $18,164,111
Total Capitalization................................. $ 5,127,412  $18,264,111
                                                      ===========  ===========

   The preceding table:

  . does not reflect the issuance of and the exercise price paid for up to 1,500,000 shares of our common stock on the exercise of the warrants offered together with the common stock

  . does not reflect the issuance of up to 1,050,000 shares of common stock on exercise of options which may be granted under our stock option plans

  . does not reflect the issuance of up to 150,000 shares of our common stock on exercise of the underwriters' warrants

  . does not reflect the issuance of up to 150,000 shares of our common stock on exercise of the warrants issued on exercise of the underwriters' warrants

  . does not reflect the issuance, after July 31, 1999, of 3,000 shares of common stock to one of our European private placement purchasers

  .  reflects the repayment of $1,000,000 of subordinated debt in October
     1999

                                 Dilution

   Net tangible book value per share is our total tangible assets minus our total liabilities and divided by the number of shares of common stock outstanding. Dilution is the difference between the price per share of common stock to be paid by new investors and the net tangible book value per share as of July 31, 1999, after giving effect to this offering. At July 31, 1999, the net tangible book value of the common stock was $3,951,961 in the aggregate, or $0.39 per share. After the issuance of an additional 3,000 shares of common stock after July 31, 1999 as part of our European private placement, resulting in net proceeds of $12,150, and after completion of the issuance of 1,500,000 shares of common stock offered in this prospectus at the estimated initial public offering price of $10.00 per share, resulting in estimated net proceeds of $14,050,000 (after deducting underwriting discounts and estimated offering expenses), the pro forma net tangible book value of the common stock as of July 31, 1999, would have been $18,014,111 in the aggregate, or $1.52 per share. This represents an immediate increase in net tangible book value of $1.13 per share to the current stockholders and an immediate dilution per share of $8.48 or 85%, to new investors in this offering.

   The following table illustrates the dilution to investors on a per share basis. It does not reflect:

  . the issuance, and net proceeds received from the sale, of 1,500,000 warrants in this offering

  . the issuance of and the exercise price paid for up to 1,500,000 shares of our common stock on exercise of the 1,500,000 warrants offered together with the common stock

  . the issuance of up to 150,000 shares of common stock if the underwriters' warrants are exercised

  . the issuance of up to 150,000 shares of common stock if the warrants underlying the underwriters' warrants are exercised

  . the reservation of up to 1,050,000 shares of common stock for issuance under our stock option plans

      Estimated Initial public offering price per share...........       $10.00
        Net tangible book value per share before public offering
         ......................................................... $0.39
        Pro forma increase in net tangible book
         value per share after public offering ................... $1.13
      Adjusted pro forma net tangible book value per share after
       offering ..................................................       $ 1.52
                                                                         ------
      Dilution per share to public investors .....................       $ 8.48
                                                                         ======

   On conclusion of this offering, investors in this offering will own 1,500,000 (approximately 13%) of the issued and outstanding shares of common stock, for which they will have paid $15,000,000 or $10.00 per share. This compares with 10,324,199 shares of common stock held by our original and pre-offering stockholders, for which they have paid an aggregate consideration of $10,203,180, or $0.99 per share, and which will constitute approximately 87% of the outstanding shares of common stock following this offering. If the underwriters exercise the entire over-allotment option, our pre-offering stockholders will own approximately 86% of our outstanding shares.

                   Management's Discussion and Analysis

             of Financial Condition and Results of Operations

Overview

   We provide brokerage services in futures and options on futures brokerage trading and related products and services through traditional methods and the internet. We offer our services 24 hours a day, 365 days a year. We have not and do not intend to trade for ourselves to generate investment income or to manage our risks.

   Our revenues consist principally of transaction revenues, which include brokerage commissions and interest. Brokerage commissions are generated through customer trades through our full service retail and discount operations. We have recently begun to generate commission revenues from our internet operations through our "Alaronline" trading platform located at our website, www.alaron.com. Interest revenues are generated by customer funds on deposit with us. The amount of interest earned on these funds is dependent on the amount of customer funds and interest rates.

   We have experienced substantial growth in annual revenue since our inception. Although increases in the overall activity in the futures and options markets have contributed to our growth, we believe that our growth has also been the result of our successful advertising campaigns which have brought us increased recognition. We have attempted to shift the focus of our advertising to take advantage of the growth of the internet and online trading.

Results of Operations

   The following table summarizes our operating results for each of the periods indicated and the increase (or decrease) by item as a percentage of the amount for the prior period:

                                             Alaron.com Holding
                                                 Corporation
                                         ---------------------------
                                          Year Ended    Year Ended   Percentage
                                         July 31, 1999 July 31, 1998  Increase
                                           ($000's)      ($000's)    (Decrease)
                                         ------------- ------------- ----------
   Revenues:
   Commissions.........................     $11,773       $12,054        (2)%
   Interest............................       1,034         1,341       (23)
   Other...............................          36           114       (68)
                                            -------       -------       ---
     Total Revenues....................     $12,843       $13,509        (5)%
   Expenses:
   Brokers' Commissions................     $ 5,691       $ 5,748        (1)%
   Employee Compensation...............       2,414         2,370         2
   Clearing Costs......................       1,963         2,552       (23)
   Additional Compensation to Service
    Debt...............................         189           647       (71)
   Communications......................         748           550        36
   Advertising.........................         888           609        46
   Errors, Bad Debt, Arbitrations......         169           697       (76)
   Computer Related Expenses...........         610           688       (11)
   Occupancy & Equipment Expenses......         638           422        51
   Other Expenses......................         482           546       (12)
   Interest Expense....................         131           118        11
                                            -------       -------       ---
     Total Expenses....................     $13,923       $14,947        (7)%
                                            -------       -------       ---
     Net Loss..........................     $(1,080)      $(1,438)      (25)%
                                            =======       =======       ===

Revenues

   Commission revenues decreased 2% to $11,773,000 in fiscal 1999 from $12,054,000 in fiscal 1998. The decrease in revenues was a result of our shift in focus from traditional brokerage services to online trading, beginning in the first quarter of fiscal 1999. During the first two quarters of fiscal 1999, this shift in focus caused a reduction in revenue because of a decrease in customer funds and contracts traded. As our online trading activities began to develop in the third and fourth quarters of fiscal 1999, customer funds held by us grew and our number of contracts traded increased. For example, customer funds grew 39% to $32,363,000 at the end of the fourth quarter of fiscal 1999 from $23,357,000 at the end of the first quarter of fiscal 1999 and our contracts traded grew 30% to 65,000 contracts traded during the fourth quarter of fiscal 1999 from 50,000 contracts during the first quarter of fiscal 1999.

   Interest revenues decreased 23% to $1,034,000 in fiscal 1999 from $1,341,000 in fiscal 1998. This decrease was due to an overall decrease in customer funds on deposit compared to the prior period combined with a lower interest rate earned by the Company from financial institutions on those funds.

Losses

   Net loss decreased 25% to $1,080,000 in fiscal 1999, as compared to a net loss of $1,438,000 in fiscal 1998. This decrease in net losses was attributable in part to a decrease in bad debt and arbitration settlements and a decrease in the additional compensation that was paid to our principal stockholders to service personal debt. The proceeds from this debt was used to add to the capital of Alaron Trading. This debt will be further reduced by the net proceeds received by these stockholders if the underwriters exercise their over-allotment option.

   We have experienced losses due to our efforts to establish Alaron as a brand name and to establish the necessary infrastructure to support the growth of our expanding customer base.

Employee Compensation

   Employee compensation, other than the additional compensation paid to our principal stockholders described above, increased 2% to $2,414,000 in fiscal 1999 from $2,370,000 in fiscal 1998, principally because we added personnel in computer related areas.

Brokers' Commissions

   Brokers' commissions decreased 1% to $5,691,000 in fiscal 1999 from $5,748,000 in fiscal 1998. The reduction resulted principally from an increase in the use by our active trading clients of our discount brokerage services which have lower commission rates than retail brokerage services.

Clearing Costs

   Clearing costs decreased 23% to $1,963,000 in fiscal 1999 from $2,552,000 in fiscal 1998. The substantial decrease in clearing costs was related to an increase in electronically traded contracts, which have lower trade execution costs. We plan to become a clearing firm though we cannot assure you that we will be approved as a clearing member firm. If we are approved as a clearing member, we will incur significant nonrecurring costs associated with training employees to perform the functions of a clearing firm. We will also incur recurring personnel costs for additional employees to perform the functions of a clearing firm. However, we expect that these one-time expenditures will ultimately lead to lower, long-term clearing costs in the future.

Advertising

   Advertising expense increased 46% to $888,000 in fiscal 1999 from $609,000 in fiscal 1998. The increase in expenditure has been a direct result of advertising our new online internet services. Advertising expenditures directly affect the number of leads generated by us and, in turn, the number of new customers and ultimately the amount of our total commission revenues. We have, however, refocused our advertising expenditures toward our online brokerage services which we believe will be more effective. These areas include new publications, target banner advertising on the internet and selected television programs and channels. In addition, we have revamped our website in order to make it more attractive to those with an interest in futures and options.

Errors, Bad Debt, Arbitrations

   Errors, bad debt and arbitrations decreased 76% to $169,000 in fiscal 1999 from $697,000 in fiscal 1998. Management believes this decrease is due to improved risk management systems and techniques we have employed. For example, we have hired additional margin clerks and improved its risk management systems to prevent recurrence of past events. We have also hired an in-house attorney to work on collection of customer deficit and debit balances.

Occupancy & Equipment Expenses

   Occupancy and equipment expenses increased 51% to $638,000 in fiscal 1999 from $423,000 in fiscal 1998, due primarily to the expense of opening additional branch offices, as well as the acquisition of new equipment and hardware systems in our Chicago headquarters.

Computer Related Expenses

   Computer related expenses in fiscal 1999 decreased 11% to $610,000 in fiscal 1999 from $688,000 in fiscal 1998. Although there was a decrease in fiscal 1999, we are currently in the process of expanding further our computer network to include our branch offices, as well as enhancing our online trading operations, updating software and enhancing our web page, all of which will contribute to an increase in computer expenses in the future.

Liquidity and Capital Resources

   Alaron is governed by the minimum net capital requirements of the CFTC and the NFA and we will be governed by similar requirements of any futures exchange of which we may become a clearing member. These regulations require registered futures commission merchants to maintain minimum net capital based on a percentage of client segregated funds. We have experienced a substantial expansion in our business, and the related amount of client segregated funds has increased. Accordingly, the minimum net capital we are required to maintain has also increased. We have historically satisfied our need for additional funds from internally generated profits, and more recently, from capital contributions from our principal stockholders and through subordinated loans. Subordinated loans are traditional promissory notes that conform to NFA standards and are, by agreement with the lender, subordinated to the claims of all other creditors. Due to the fact that these loans are subordinated and that they contain certain prepayment and repayment restrictions, CFTC and NFA rules permit us to consider our subordinated loans as part of our net capital. We intend to repay the subordinated loans as they reach their maturity. We also recently completed a European private placement of shares of our common stock. With the completion of this initial public offering, we will further expand our equity capital base. This will enhance our liquidity and our ability to meet our net capital requirements.

   Cash and cash equivalents at July 31, 1999 were $2,258,019 as compared to $2,525,421 at July 31, 1998. Working capital at July 31, 1999 was $3,362,550 as compared to $2,181,246 at July 31, 1998. Our ratio of current assets to current liabilities was 1.14 to 1 at July 31, 1999, compared to 1.11 to 1 at July 31, 1998.

   Under the CFTC's minimum financial requirements, we are currently effectively required to maintain net capital of the greater of $375,000 or 6% of customer funds required to be segregated under the Commodity Exchange Act, as amended. At July 31, 1999, we had net capital of $4,475,053, which was $3,164,929 in excess of our minimum financial requirements.

   Net cash used by operating activities was $3,808,363 at July 31, 1999 and $1,172,002 at July 31, 1998. The increase in cash flow used by operating activities was primarily the result of an increase in securities owned at July 31, 1999 of $(11,048,760) offset by an increase of $7,913,441 at July 31, 1999.

   Net cash provided by financing activities was $3,752,683 at July 31, 1999, compared to $1,339,194 at July 31, 1998. The decrease in cash flows from financing activities was a result of a $100,000 subordinated loan received in 1999 compared to a $1,000,000 loan received in 1998.

   Based on currently proposed plans and assumptions relating to the implementation of our current plans, we believe that the proceeds of this offering, combined with cash flow from operations, will enable us to fund our planned operations for a period of at least 12 months from the date of this prospectus. However, we cannot assure you that we will realize sufficient cash flow from operations. If not, or if our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering otherwise prove to be insufficient to implement our business plans, we may require additional financing and may seek to raise funds through subsequent equity or debt financings or other sources. If we need additional funds, they may not be available in adequate amounts or on acceptable terms. If funds are needed but are not available, our business would be harmed.

   We presently anticipate that we will make capital expenditures of approximately $1,000,000 through the fiscal year ended July 31, 2000. These expenditures will be primarily for the acquisition of computer equipment and the development of software to increase the number of users capable of accessing our systems, create a more user-friendly trading environment and continue to enhance our worldwide website, as well as for Year 2000 readiness.

Year 2000 Compliance

   Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and cannot distinguish 21st century dates from 20th century dates. This could result in system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. Therefore, the software and computer systems of many companies may need to be upgraded or replaced in order to comply with these year 2000 requirements.

   Failures of our systems or the systems of third parties upon which we depend could result in:

  .  interruption of our services to our customers

  .  our inability to collect for services rendered

  .  settlements of trades not being processed

  .  incomplete or inaccurate accounting, recording or processing of trades

  .  generation of erroneous results of traders

  .  disruption of telecommunications and electrical power

  .  disruption of our capital flows

  .  reduction in general market activity

  .  increased technology related expenses

  .  allocation of our resources away from other crucial areas

  .  increase in our litigation costs due to customer losses

   We do not have any significant non-information technology equipment or systems. As a result, our year 2000 readiness efforts have primarily addressed computer hardware and software performance.

   We have conducted a review of our internal computer systems to identify the systems that could be affected by the Year 2000 issue and to develop a plan to resolve any issues. While we have completed substantially all of the testing required on our internal network, including our accounting, management, back office and operating systems, this testing is not finished completely. We are still in the process of upgrading and replacing certain software and computer systems in use by our firm. Nevertheless, we have determined that we will not be required to materially modify or replace our information technology systems to properly recognize and utilize dates beyond December 31, 1999.

   We presently believe our network and operating systems will be Year 2000 compliant by the end of 1999. However, failure of third parties, to which we are financial or operationally linked, to address their own system problems could have a material adverse effect on us. Furthermore, the investing and trading patterns of clients may be affected by Year 2000 issues as clients become concerned about the Year 2000 issue and the effect it will have on the U.S. and international stock markets and the securities industry generally. Changes in these patterns may harm our business.

   We continue to monitor and review the Year 2000 issue and, as appropriate, modify or replace software (and replace some hardware) in our computer systems in our main and branch offices. Our monitoring is expected to involve major market participants, including competing firms and financial intermediaries, such as stock exchanges and clearing agencies that are prominent in the U.S. We have initiated communications with counter-parties, intermediaries and vendors with whom we have important financial and operational relationships to determine the extent to which they are vulnerable to the Year 2000 issue. We have not yet received sufficient information from these parties about their remediation plans to predict the outcome of their efforts.

   To date, Year 2000 readiness has cost us an estimated $100,000 (including purchasing new equipment and upgrades to existing systems) and will cost approximately $25,000 more to complete. Our Year 2000 program costs will be funded from the proceeds of this offering. These costs are expensed as incurred. We cannot assure you that these estimates will be correct, and thus actual results could differ materially from our plans. In the event it becomes necessary due to unanticipated problems, we will develop a contingency plan to address those situations that may result if we, or third parties to which we are linked, are not year 2000 compliant.

                                 Business

Overview

   Alaron.com Holding Corporation, incorporated in Delaware in December 1998, provides brokerage services in futures and options on futures trading and related products and services through traditional methods and the internet. We are not solely an online brokerage firm which allows clients to trade futures directly over the internet. Since 1989, our subsidiary, Alaron Trading Corporation, has provided traditional full and discount brokerage in futures and options on futures trading assisting our clients with money management and trading discipline and providing other related services. Since September 1998, through "Alaronline," our internet trading service located on our website, www.alaron.com, our clients have been directly trading futures and options on futures online quickly and simply and have had direct access to our proprietary online research.

  . Customer accounts have grown 50% from 3,696 customer accounts at September 30, 1998 to 5,526 at September 30, 1999

  . Customer funds we hold have grown more than 60% from $22,960,708 in customer funds at September 30, 1998 to $36,889,252 at September 30, 1999

  . The number of contracts traded by our customers grew 43% from 48,145 contracts traded during September 1998 to 69,072 in September 1999

  . Monthly page views of our Alaron.com website, www.alaron.com, have grown from 29,350 page views in November 1998 to 1,387,778 in September 1999

   Alaron Trading Corporation is a registered futures commission merchant with the Commodity Futures Trading Commission and a member of the National Futures Association. Through Alaron Trading, we offer a full range of commodity futures and options on futures brokerage services. We maintain our headquarters in Chicago, Illinois, near the Chicago Mercantile Exchange and have branch offices in Pompano Beach, Florida, Northbrook, Illinois, San Francisco, California, and Sparta, New Jersey. At these locations, we offer traditional and online and internet brokerage services through our "Alaronline" service. We also offer educational services, ranging from basic market knowledge to money market strategies, and trading techniques. From advanced trading technology and extensive research, quotes, charts and futures news, to ease of navigation, online forms and special services, we believe we provide everything today's futures and options investor needs to trade with ease. We also have an affiliated introducing broker called Greenstreet Discount Corp., owned by Steven, Michael and Carrie Greenberg.

   Our mission is to be a leader in both traditional and online brokerage services, as well as in related e-commerce. Our focus will be on technology, research, execution and customer service. We continue to broaden our name recognition by marketing and enhancing our "Alaronline" website.

Futures and Options Trading

   Futures. Futures contracts are standardized contracts made on organized exchanges which provide for the future delivery of various agricultural and industrial commodities, foreign currencies, financial instruments, financial indexes, stock indexes and others at a specified price, date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity or cash settlement in the case of financial-related or certain other futures contracts or by making an offsetting or liquidating sale or purchase of an equivalent futures contract prior to the expiration date of the futures contract.

   Futures prices can be highly volatile and are influenced by many factors, such as changing supply and demand relationships, government agricultural, commercial, and trade programs and policies, interest rate and equities price fluctuations, national and international political and economic events, weather and climate conditions, insects and plant diseases and purchases and sales by foreign countries.

   Futures traders fall into two broad classifications: hedgers and speculators. Hedging is a protective procedure designed to minimize the price risk inherent in a cash market position. The usual objective of the hedger is to protect the profit which he expects to earn in his business rather than to profit from his futures trading. For example, a farmer would attempt to protect the amount he expects to earn on a corn crop (his cash market position) by taking a position in corn futures.

   The speculator generally expects neither to deliver nor receive the physical commodity or cash settlement. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Most of our clients trade futures for speculative rather than hedge purposes.

   Options. Trading of options on futures contracts on domestic exchanges is permitted as well. Among traded options are options on U.S. Treasury Bond futures, gold futures, stock index futures, agricultural futures, financial futures and various foreign currencies. Options are the right, but not the obligation, to purchase or sell futures contracts at any time until expiration of the option. We do not engage in the trading of securities options.

   Margins. Futures trading requires margin deposits which are the minimum amount of funds which must be deposited by the futures customer with his or her broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit may be as little as less than one percent of the total purchase price of a contract being traded. Because of these low margins, price fluctuations occurring in futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation.

   A futures margin deposit is not a partial payment by the customer as it is in connection with the purchase of securities, but rather functions as a partial performance bond. It helps assure the customer's performance of the futures contract. Since margin deposits do not involve a loan from the broker toward the futures contract purchase price, the customer does not pay interest to his broker on any remaining balance. Futures brokerage firms may increase the amount of margin deposit required as a matter of policy. We require our customers to meet margin requirements which are equal to or greater than exchange minimum levels. Generally, we retain the interest earned on our customers' margin deposits.

   As is the general practice in the industry, when the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, we will make a margin call to the customer. If the margin call is not met within a reasonable time, we have the right to close out or liquidate the customer's position. We compute margin requirements throughout and at the end of each day. Margin calls to our customers which are not met could have a materially adverse effect on our net capital since we will be required by our clearing firm to make up any deficits.

History

   Alaron.com Holding Corporation's business is operated by our wholly-owned subsidiary, Alaron Trading Corporation. Alaron Trading was formed in 1989, with $1,000 in capital, as a two employee guaranteed introducing broker. One year later we were registered as a commodity trading advisor. We have since evolved into a futures commission merchant with approximately 101 employees, more than 100 registered brokers and approximately 5,500 clients. We began our "Alaronline" brokerage services through our website in September, 1998. Our main operations are headquartered in a 30,000 square foot facility located just west of Chicago's futures exchanges and financial district. We maintain a staff 24 hours a day, 365 days a year.

Our Futures and Options Operations

   Full Service. Our full service brokers assist our clients with money management strategies and trading discipline. These brokers are supported by our in-house team of market analysts (approximately 10 persons, one of whom is a full-time analyst) which provide both fundamental and technical analyses of the fast-paced futures and options markets. For full service brokerage, we generally charge between $25 and $100 per contract in round turn commissions, i.e., a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

   Discount. Our discount trading clients are primarily introduced to us through Greenstreet Discount Corporation. We are able to offer discounted commissions by eliminating the cost of a full service broker servicing the client. Order entry specialists take clients' orders and enter them into a computerized order entry system or telephone them directly to an exchange trading floor without providing other services. The discount trading desk is staffed 24 hours a day, 365 days a year. Discount clients are generally charged between $10 and $25 per contract in round turn commissions.

   Online Trading. Our "Alaronline" service, which strives to be one of the industry leaders, provides our customers with futures and options brokerage services over the internet. Through the "Alaronline" service located on our website, we offer automated order placement, portfolio tracking, price quotations, charting research, news and other informational services. We generally charge between $10 and $25 per contract in round turn commissions for online trading. Our clients have access to real-time quotes, charts, futures news indexed by keyword, and up-to-the-click account balances. We offer a number of proprietary research pages each day, as well as market reports such as "Logical Economics" and "Special Situation" commodity reports. Our dedicated customer service is available 24 hours a day, 365 days a year.

   Clearing Trades. We are not currently a member of any exchange and, therefore, we are only able to effectuate futures and options on futures transactions for our clients through arrangements with other futures commission merchants which are exchange clearing members. We are required to pay a fee to clearing firms for executing the transactions. We currently maintain our client omnibus account with the LIT Division of E.D. & F. Man, Inc., a registered futures commission merchant and clearing member of the Chicago Mercantile Exchange, the Chicago Board of Trade and other principal futures exchanges. The fact that E.D. & F. Man, Inc. is responsible for actual order execution, record keeping and clearance of clients transactions is not disclosed to our clients on our account statements. Although we currently plan to become a clearing member of a futures exchange, we cannot assure you that we will be successful in doing so.

   Back Office. Our back office is where we maintain our internal office management including the processing of all trade orders, and our office administration, accounting and bookkeeping operations. Currently, we have agreements with Rolfe & Nolan (USA), Inc., to utilize their computer software and electronic systems to run our back office. Presently, we have approximately 40 full time employees in our back office.

   Introducing Brokers. An introducing broker is a CFTC-registered firm that handles customer orders but does not handle customer funds. We began developing our network of introducing brokers in 1994. Currently, we have agreements with approximately 60 introducing brokers, seven of which are located outside the United States and 50 of which are guaranteed by us as to certain obligations under the Commodity Exchange Act. We generally charge clients of introducing brokers commissions determined by the introducing brokers, typically between $15 and $99 per contract in round turn commissions. We generally retain between $10 and $25 of the commissions charged. In addition, as a joint marketing vehicle, we have conducted educational seminars highlighted by keynote speakers, with various introducing brokers seeking a regional clientele.

   Risk Management. Trading in futures and options involves utilizing substantial leverage which creates a high financial risk/reward ratio. Since we may be obligated to pay our customers' losses, we maintain a pro-active risk management approach in an attempt to identify accounts and trading patterns which may involve unacceptable risk to us. While we believe the program significantly reduces the risk of losses, no program like this can eliminate all risk. Among the steps we take are the following:

  . trade desk managers review margin reports throughout the day and at the end of each day

  .  accounts are subject to immediate demands for margin calls

  . accounts are subject to three-tiered margin monitoring, beginning with the order clerks, followed by the trade desk manager and then senior management

  . margins are reviewed constantly and adjusted as market conditions warrant. Our margins are set in excess of exchange minimum requirements if management deems it necessary; margins are determined based on an analysis of market volatility and commodity concentrations of client positions

  . trade desk managers monitors concentrations of contracts; where concentrations exist, increased margins are required

  . senior management reviews all accounts where heightened risk levels have been identified; problem accounts are notified of their status, at which time a proposed resolution of the account risk is communicated to the broker or client

   We have the right to liquidate any customer's position when we believe that the customer's account balance is or will be insufficient to cover a potential loss. Furthermore, as is generally done in the industry, we may withhold commissions from brokers for the errors or losses of their customers in order to reimburse the firm.

   Future Growth. To date, we have built our core business in the traditional full-service and discount brokerage areas. This means that most of our business comes in through our individual registered futures and options brokers. At present, we have approximately 100 of these types of brokers in our offices. We intend to grow our brokerage business in three principal ways:

  .  by continuing to recruit and train new individual brokers

  .  by continuing to develop our online internet trading services

  .  by better developing customer leads

   Since we began offering our services through the internet in September 1998, the number of customers having access through "Alaronline" has increased dramatically from less than 20 in the first month to over 3,200 in September 1999. Online revenues in the month when we began offering our online services were insignificant but have grown each month since then. For example, in September 1999, online revenues were approximately $286,000. We are experiencing greater numbers of customers using "Alaronline" and intend to continue to develop that business through increased marketing efforts.

   In our opinion, online trading in general, and "Alaronline" in particular, will not replace the full-service broker. Rather, we believe our online services will give our brokers greater tools to service their customers. In order to capitalize on this belief, we recently installed a wide area computer network through which all of our brokers are connected. On this network, which is a broker version of our "Alaronline" service, our brokers can retrieve live quotes, enter customer orders and more efficiently manage and monitor a customer's trading activity.

Other Electronic Commerce Business in General and Online Trading

   General. Advances in telecommunications and information technology have fundamentally altered the way individuals conduct business. For example, the development of the microprocessor and the personal computer revolutionized the way individuals use computers by providing inexpensive and powerful capabilities. Consumers have embraced the personal computer and expressed strong preferences for the convenience and control it provides.

   Just as the microprocessor revolutionized the use of computers, the emergence of the internet as a tool for communications and commerce is driving a revolution in the world of financial transactions and information services. Consumers are rapidly embracing the internet because it is simple to access, makes vast amounts of information available instantaneously, and allows individuals to communicate with one another regardless of location. With the proliferation of personal computers and modems and the development of easy-to-use web browsers, use of the internet is growing exponentially.

   The Emergence of Electronic Commerce. The internet and online services provide innovative ways of conducting business. With the emergence of the internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce or "e-commerce". Increased use of credit cards, automated teller machines, or ATMs, the incidence of electronic funds transfers, online banking and online bill payment has automated, simplified and reduced the costs of financial transactions for consumers, businesses and financial institutions.

   Consumers are showing strong preferences for transacting certain types of business such as paying bills, booking airline tickets, trading securities and purchasing consumer products such as personal computers, books and cars electronically, rather than in person or over the telephone. These transactions are being streamlined through online e-commerce and can now be performed directly by individuals virtually anywhere at any time. These self-directed online transactions are less expensive, faster and more convenient than transactions conducted through a human intermediary.

   Development of Online Investing and Information Services. In the past, investors could access the financial markets only through a full-commission broker, who would give investment advice and place trades. With the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors began to realize that they could separate financial advisory services from trading. This brought about the advent of the discount brokerage firm, which provided an alternative investment approach by completing trades at a reduced cost.

   With the emergence of electronic investing services, investors can further eliminate the costs associated with the human interaction required by full-commission and traditional discount brokerage firms. By requiring personnel to handle each transaction, most traditional brokerage firms restrict their customers' access to trading and information to the availability of the person processing the transaction. In addition, although full-commission and discount brokerage firms are able to offer electronic trading services, their continued reliance on personnel, branch offices and the associated infrastructure for a major part of their business prevents them from reducing their cost structure to the lower level achievable through an all electronic model. Due to these factors, online investing accounts are gaining popularity and the aggregate value of these accounts is expected to grow.

   We believe that the proliferation of automated teller machines, the increasing presence of banks in supermarkets, the expansion of do-it-yourself financial transaction software, the growth of discount and online securities brokerage firms and a variety of other indicators evidence a shift in societal norms that is fundamentally altering the way consumers manage their personal financial assets. We also believe that, based on customer feedback and the rapid acceptance by consumers of online transactions, consumers are increasingly taking direct control over their personal financial affairs, not simply because they are able to do so, but because they find it more convenient and less expensive than relying on financial intermediaries. Investors want the flexibility to transact business at times and places that are convenient for them.

   In addition, the broad availability of financial information online has dramatically narrowed the gap between the resources available to the individual investor and the institutional investor. Individual investors have become increasingly sophisticated and knowledgeable about investing, having experienced greater access to stock and futures quotes, company financial information, investment advice and other investment information on the web or through other online services. As investors obtain even more access to investment information, we believe they will desire greater control over their financial decisions and seek alternative ways to invest more conveniently and cost-effectively and with less interaction with brokers and other financial services professionals. We believe that this trend has created a growing opportunity to provide online investing services that are easy to access, easy to use, cost-effective and secure.

   www.alaron.com. From our website, www.alaron.com, clients can directly trade futures and options quickly and simply. The website provides our clients with access to real-time quotes, charts, futures news indexed by keyword, and up-to-the-click account balances. The research available is one of the biggest online trading benefits. Each day, we offer eleven proprietary research pages, as well as market reports such as "Logical Economics" and "Special Situation" commodity reports. We believe that our website provides for more simple navigation than competitive websites. Research, real time news, quotes and charts are easily accessible. Moreover, proprietary research pages and other news stories with respect to the futures and options industry are available through our site. New account forms can be printed from our website along with proprietary market reports. All of these online functions are supported by dedicated online support staff and customer service. Alaron Trading is open 24 hours a day, 365 days a year.

Our Revenues

   As a brokerage firm, Alaron Trading's gross revenues relate directly to the volume of its clients' orders. Our revenues are primarily derived from transactions effected for individual clients. Our revenues will vary because of the different commission rates we charge our clients. For example, commissions charged to clients who trade online are at a lesser rate than clients who use our full service in their trading. Therefore, depending on how the clients trade, as overall volume goes up our revenues may not go up in the same proportion, if at all.

   In addition, a portion of our revenues is derived from interest earned on client margin deposits held in segregated accounts. This accords with CFTC regulation and standard industry practice. The amount of client margin deposits we can hold at any time is limited by the amount of our regulatory capital. For example, for every $10,000,000 in customer margin deposits, we must have at least $600,000 in regulatory capital. Thus, any growth in our customer base could be significantly limited by the amount of our regulatory capital.

Marketing

   Our marketing and advertising activities had in the past centered around the print media, primarily newspapers and magazines, which report on the futures markets and activities, television, radio, direct and mass marketing campaigns, educational seminars and the internet through our website. Currently, we have begun to develop a broad marketing campaign designed to capture market share and bring brand name recognition to Alaron.com and "Alaronline." We plan to do this with extensive use of the internet, websites, strategic alliances, and advertising promotions. We find that marketing our e-commerce services on the internet is the most cost effective means for reaching prospective customers.

   The emergence of the internet as a tool for marketing, communication and commerce is driving a revolution in the world of online trading affecting the entire industry of financial services. The securities industry has experienced a proliferation of online trading which has changed the way the world invests. The futures and options industry has just begun to trade online and we intend to continue marketing our brokerage and trading services over the internet in order to expand our client base to other countries. The internet provides a marketing and educational tool which may enable us to effectively reach trading prospects in a manner which in the past was ineffective and cost prohibitive. "Alaronline" also provides a cost effective means of transacting international clients' business.

   Finally, we believe that, with proper marketing and education, we may capture additional online futures trading, including securities day traders crossing over to trade the highly leveragable S&P 500 futures and Dow Jones futures contracts and electronically traded contracts like the e-mini S&P and e-mini Nasdaq index contracts recently developed.

Research

   In addition to our one full-time analyst, we utilize analyses generated by as many as ten of our individual registered "associated persons" conducting research in various futures markets. An associated person is an individual who solicits orders or customers on our behalf and is required to be registered with the CFTC. We then report this research each business day featuring both fundamental and technical analyses. These reports are broadcast on a daily telephone hotline as well as on our website. At any given time, our officers, directors and other personnel may have market positions which may agree or disagree with the research opinions expressed in the various reports. Furthermore, any decision to purchase or sell in reliance on any of this research is the full responsibility of our customer or the person authorizing the transaction on behalf of our customer.

Competition

   The futures brokerage business exists in an intense and highly competitive environment. This environment has caused a contraction in the number of registered futures brokerage firms. A significant number of these firms, ranging from small introducing brokers to major clearing operations, have been forced to withdraw from the industry or have been acquired. Nonetheless, throughout this period of consolidation, worldwide futures and options trading volume has continued to increase. We compete with other brokerage firms, both full service and discount, which may offer clients a broader range of financial services than Alaron.com. These other firms often have substantially greater resources and operating efficiencies than us. These competitors include brokerage firms like Lind-Waldock & Company, First American Discount Corp., Jack Carl Futures division of E.D. & F. Man, Inc. and LFG, LLC. These firms also offer electronic brokerage services.

   Other institutions, notably large securities brokerages, offer their customers some of the services which we presently provide. At the same time, the number of active participants in futures trading is relatively small when compared to those engaged in securities trading. Furthermore, additional independent securities and futures brokerage firms may engage in direct competition with us. As usually occurs when competition increases, there is corresponding downward pressure on prices and profit margins, either of which could materially and adversely affect us. Our ability to compete in the future will depend upon many factors, including the ability to attract new customers.

   The electronic commerce market is new, rapidly evolving and intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. In addition to the traditional futures brokerage firms listed above, we currently or potentially compete with various electronic brokerage businesses like E*Trade Group, Inc. and Charles Schwab Corporation, as well as a number of indirect competitors that specialize in electronic commerce or derive a substantial portion of their revenue from electronic commerce. We may not be able to maintain a competitive position against current or future competitors as they enter the markets in which we compete. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations.

   Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. Consequently, these competitors may be able to devote greater resources to marketing and promotional campaigns and devote substantially more resources to website and systems development than us. New technologies and the expansion of existing technologies may increase the competitive pressures on us. For example, applications that select specific titles from a variety of websites may channel customers to electronic brokerage businesses that compete with us. Companies that control access to transactions through a network or web browsers could also promote our competitors or charge us a substantial fee for inclusion. In addition, vendors of information resources, such as technology based training, could provide direct access to training programs online. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations.

Regulation

   Futures exchanges and professionals in the United States are subject to extensive regulation by the CFTC under the Commodity Exchange Act. The principal function of the CFTC is to promote orderly and efficient commodity futures markets through regulation.

   With respect to domestic futures and options trading, the Commodity Exchange Act requires all futures commission merchants, such as Alaron Trading, and all introducing brokers, to meet and maintain specified fitness and financial requirements, account separately for all clients' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. Failure to meet its regulatory requirements could subject Alaron Trading to disciplinary actions, including fines, censure, suspension or revocation of registration.

   Futures professionals and organizations are governed by regulatory oversight by the futures exchanges or self-regulatory organizations such as the NFA, of which they are members. In addition, the CFTC has delegated its registration and certain regulatory functions to the NFA. The NFA, a self-regulatory body, has established and enforces training standards and proficiency tests, minimum financial requirements and standards of fair practice for futures commission merchants. As a designated self-regulatory organization, the NFA has authority to enforce its rules, the violation of which could lead to various penalties, including expulsion. Since NFA membership is mandatory for all CFTC registered commodity professionals, loss or suspension of this membership would preclude a firm from engaging in business. Alaron Trading is a member of the NFA. We are also planning to become a clearing member of a futures exchange. If that happens, our direct regulator would be the exchange instead of the NFA.

   As a registered futures commission merchant and member of the NFA, we are governed by minimum financial requirements under the Commodity Exchange Act. The minimum financial requirements which specifies minimum net capital requirements for registered futures commission merchants, is designed to measure the general financial integrity and liquidity of a futures commission merchant and requires that at least a minimum part of its assets be kept in relatively liquid form. In general, net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and certain discretionary liabilities, and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing conservatively certain other assets. Among these deductions are adjustments (called "haircuts"), which reflect the possibility of a decline in the market value of an asset prior to disposition.

   Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the CFTC and suspension or expulsion by the NFA and other regulatory bodies and ultimately could require the firm's liquidation. The minimum financial requirement prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a stockholder, employee or affiliate, if the payment would reduce the firm's net capital below a certain level.

   Under the minimum financial requirements, we must maintain in net capital the greater of $375,000 or 6% of customer funds required to be segregated under the Commodity Exchange Act in order not to be required to file early warning reports. Failure to maintain adjusted net capital the greater of $250,000 or 4% of customer segregated funds will suspend us immediately from doing any business. In addition, the minimum financial requirements provide that the total outstanding principal amount of a futures commission merchant's indebtedness under certain subordination agreements, the proceeds of which are included in its net capital, may not exceed 70% of the sum of all our capital accounts and long term debt for a period in excess of 90 days.

   A change in the minimum financial requirements, the imposition of new rules or any unusually large charge against net capital could limit those of our operations that require the intensive use of capital, such as the financing of client account balances, and also could restrict our ability to pay dividends, repay debt or repurchase shares of our outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

   The above-described regulatory structure may be modified by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration or the NFA membership of Alaron Trading does not imply that either the CFTC or NFA has passed upon or approved this offering as described in this prospectus.

   With respect to electronic commerce, we anticipate that we may be subject to additional regulation as the market for online commerce evolves. Because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market. In addition, federal or state authorities could enact laws, rules or regulations affecting our business or operations. We also may be governed by federal, state and foreign money transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to us, these laws, rules or regulations could be imposed on our activities or our business. Due to the increasing popularity of the internet, it is possible that laws and regulations may be enacted with respect to the internet, covering issues such as user privacy, pricing, content and quality of products and services. The Telecommunications Act of 1996 prohibits the transmission over the internet of certain types of information and content. Although certain of these prohibitions have been held unconstitutional, the increased attention focused upon these liability issues could adversely affect the growth of internet and private network use.

Employees and Associated Persons

   We have:

  .  101 full-time employees

    .  five handling compliance matters

    .  one in marketing

    .  three in accounting

    .  eight in operations, including seven who also handle administration

    .  65 in administration and support

    .  19 CFTC registered associated persons

  . 102 CFTC registered associated persons, including our 19 CFTC registered employees

Properties

   We lease a building of approximately 30,000 square feet as our principal offices and operations headquarters at 822 West Washington Boulevard, Chicago, Illinois, from Alaron Development, L.L.C., a limited liability company owned and controlled by Steven, Michael and Carrie Greenberg. The lease provides for a base rent of $100,000 for the first five years, and $250,000 for the next five years. Commencing January 1, 1996, the base rent increases 4% each year until the lease expires on December 31, 2004. The lease was not negotiated at arm's length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area.

   Alanorth, L.L.C., an affiliate of ours, leases approximately 2,600 square feet of office space for use by us as a branch office at 633 Skokie Boulevard, Northbrook, Illinois. We pay on average $41,000 per year under the lease which expires on December 31, 2002. The lease is with an unaffiliated third party.

   We lease approximately 5,000 square feet of office space as a branch office at 660 South Federal Highway, Pompano Beach, Florida from Alaron Development, L.L.C., which is owned and controlled by Steven, Michael and Carrie Greenberg. Lease payments under the lease are $90,000 per year and the lease expires on June 30, 2002. The lease was not negotiated at arm's length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area.

   We lease as branch offices:

  . approximately 1,156 square feet of office space at 442 Post Street, San Francisco, California, from an unaffiliated individual at $15,420 per year under a lease expiring on August 31, 2000; and

  . approximately 550 square feet of office space at 191 Woodport Road, Sparta, New Jersey, from an unaffiliated party at $8,040 per year under a lease expiring on October 31, 1999.

   We believe that our existing office space is adequate to meet our requirements for the future.

Litigation

   In General. As a brokerage firm having numerous customers and correspondents, we are, from time to time, a party to various lawsuits, including civil litigation, arbitrations and reparations proceedings, and to administrative proceedings by futures industry regulators relating principally to customers and regulatory requirements. These matters range from those in which we seek to collect deficit amounts due from customers, to customer complaints and allegations by regulatory authorities of alleged improprieties by us filed against us. In those actions in which we are the defendant, the complaints may request monetary penalties, license suspensions or revocations and the like. After consultation with legal counsel, management is of the opinion that the estimated costs of disposition of these complaints, matters of litigation and administrative proceedings will not have a material adverse effect on our financial condition.

   Alaron Trading Corporation. In July, 1995, the NFA Business Conduct Committee issued a complaint against us which alleged violations of various NFA financial requirements, failure to adequately supervise our employees and the conduct of our futures activities, failure to maintain adequate books and records and use of promotional materials in violation of NFA compliance rules. Without admitting or denying the allegations and without a hearing, we consented to the imposition of a $40,000 fine, to continue to employ a qualified and experienced senior financial and operations executive and to conduct a field audit of each of our guaranteed introducing brokers at least once each year. We believe we have complied with all of the stipulations above to which we consented.

   On February 19, 1999, NFA's Business Conduct Committee filed a complaint against Alaron Trading, Steven A. Greenberg, our President, and Jeffery H. Spencer, a registered associated person of Alaron Trading and formerly its Director of Introducing Broker Services, alleging that:

  . Alaron Trading associated with unregistered individuals and did business with non-members of NFA, in violation of NFA by-laws

  . Alaron Trading and Mr. Spencer failed to observe high standards of commercial honor and just and equitable principals of trade, in violation of an NFA compliance rule

  . Alaron Trading and Messrs. Spencer and Greenberg failed to diligently supervise, in violation of another NFA compliance rule.

   On August 11, 1999, Alaron Trading, Mr. Greenberg and Mr. Spencer filed an answer to the complaint in which they denied the material allegations and requested a hearing before NFA's Hearing Committee. Alaron Trading and the individual respondents believe that they have meritorious defenses to the allegations. However, rather than expend the substantial time, effort and financial resources which would be necessary to defend successfully against these allegations at a hearing, they have commenced discussions with the NFA Staff to the Business Conduct Committee in an effort to dispose of these allegations without a hearing. Of course, there is no assurance that the respondents and the NFA Business Conduct Committee will reach a settlement of this matter or that if a settlement is reached, that it will not result in significant fines or penalties. If no settlement is reached, Alaron Trading will vigorously defend against the allegations at the hearing. Based upon Alaron Trading's own internal investigation into the allegations and consultation with its counsel in this matter, Alaron Trading believes that this matter will not have a material adverse effect on our business and operations, although there can be no assurance of this.

                                   Management

Directors and Executive Officers

   The Company's Executive Officers, Director Nominees and Directors, all of whom will serve in such capacities until their successors are duly elected and qualified in accordance with our by-laws, are:

   Name                     Age Position Held
   ----                     --- -------------
   Joel W. Greenberg.......  60 Chairman of the Board of Directors

   Steven A. Greenberg.....  32 President and Director

   Barry S. Isaacson.......  34 Chief Operating Officer and Director

   Robert S. Pagliuco......  41 Chief Financial Officer

   Carrie A. Greenberg.....  27 Executive Vice-President, Secretary,
                                Treasurer and Director

   Daniel F. Lazarus.......  45 General Counsel and Vice President for Regulatory Affairs

   Stefan Kallabis.........  36 Director Nominee

   Mara Greenberg..........  38 Director Nominee

   Robert H. Daskal........  58 Director Nominee

   Mr. Joel Greenberg is the father of Steven Greenberg, Carrie Greenberg and Michael Greenberg, and the father-in-law of Mara Greenberg, who is Michael Greenberg's wife. Mr. Barry S. Isaacson is the brother-in-law of Steven A. Greenberg.

   Joel W. Greenberg, a founder of Alaron.com and Alaron Trading, has served as the Chairman of both since their respective inceptions. A member of the Chicago Mercantile Exchange since 1967, Mr. Greenberg has more than 30 years experience in the futures industry. He served as a member of the Chicago Mercantile Exchange Board of Governors from 1976 to 1979, including service as First Vice-Chairman, and was second Vice-Chairman during 1996 and 1997. From 1969 to 1986, Mr. Greenberg was Vice-President of Heinold Commodities, Inc., a futures commission merchant, and from 1987 to 1989, he was a Vice-President of Shearson Lehman Brothers, Inc., a futures commission merchant. Mr. Greenberg served as a director from 1988 through 1995 of Incomnet, Inc. which filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in September 1999. He has been a member of the International Monetary Market, the International Options Market and Growth and Emerging Market divisions of the Chicago Mercantile Exchange, and of the Chicago Board of Trade. Mr. Greenberg is a director of various private and civic organizations. In addition, Mr. Greenberg was a director of Smithfield Foods, Inc., a publicly traded company, from July 1986 through September 1999. Mr. Greenberg holds a B.S. degree from the University of Illinois.

   Steven A. Greenberg, a founder of Alaron.com and Alaron Trading, has served as President and director of both since their respective inceptions. He has been a member of the Chicago Mercantile Exchange since 1988, where he acted as a broker and trader through 1991 and from the Spring of 1998 to the present. He is also a member of the International Monetary Market and Growth and Emerging Market divisions of that Exchange. He has served and continues to serve on various committees at the Chicago Mercantile Exchange and is involved in various civic organizations. Steven Greenberg holds a B.A. in International Relations from Boston University.

   Barry S. Isaacson, a founder of Alaron.com, has been employed by Alaron Trading in various capacities since 1989, serving as its Executive Vice-President since 1991. Mr. Isaacson has been a director of Alaron.com since its inception. Mr. Isaacson holds a B.S. from Southern Methodist University.

   Robert S. Pagliuco was appointed our Chief Financial Officer in September 1999. From 1998 until September 1999, he was a vice president in the Foreign Exchange Division at Rosenthal Collins Group in Chicago, where he was responsible for the management of operations, trading centers and dealing groups. His responsibilities included financial preparation, reporting and analysis, regulatory compliance, risk management, automation of processes and the procurement of new business. From 1990 through 1998, Mr. Pagliuco was the Chief Financial Officer at Saul Stone & Co. and its affiliates in Chicago, where he had broad responsibilities directing the operations for all the affiliated companies, including its futures commission merchant in all financial areas. As Chief Financial Officer, he reported directly to the directors, owners or business partners of each entity. From 1981 through 1990, Mr. Pagliuco was on the audit and surveillance staff of the Chicago Mercantile Exchange, where he performed, managed, directed and reviewed financial and regulatory compliance examinations of member firms. He was the Exchange's representative on the Joint Exchange Audit and Regulatory Compliance Committee whose members are all the futures exchanges and self-regulatory organizations in the United States. Mr. Pagliuco holds a B.S. in accounting and finance from Northern Illinois University and is a certified public accountant. He is the senior executive of Alaron Trading in charge of all financial matters.

   Carrie A. Greenberg, a founder of Alaron.com, has been Treasurer, Secretary and a director of Alaron Trading since 1991 and Executive Vice President, Secretary, Treasurer and a director of Alaron.com since its inception. She has been a member of the Chicago Mercantile Exchange's International Options Market division since 1993. Ms. Greenberg holds a B.A. from the University of Illinois.

   Daniel F. Lazarus was appointed our General Counsel and Vice President for Regulatory Affairs in July, 1999. For the past five years, he has been a lawyer at the Chicago Mercantile Exchange where he acted as principal legal advisor in Exchange disciplinary and arbitration hearings. While at the Chicago Mercantile Exchange, he provided legal support in regulatory, compliance and trade practice and clearing matters, as well as other legal issues. For nine years in the 1980s, Mr. Lazarus was employed by Merrill Lynch Futures, Inc., where he managed all functions pertaining to customer position and monetary balancing, regulatory reporting, processing and clearing of customer and firm accounts at various futures exchanges. He has been a member of the International Monetary Market and an Assistant Chicago Mercantile Exchange Floor Manager for Shearson Hayden-Stone, Inc. Mr. Lazarus holds a B.A. with highest honors from DePaul University and a J.D. from The University of Michigan Law School. He is the senior executive of Alaron Trading in charge of all regulatory and compliance matters.

   Stefan Kallabis. Immediately following the offering, Mr. Kallabis will become an independent director. He is the president and owner of Prime Asset Management AG, the firm which handled our recent European private placement of stock. He founded Prime in January 1997. Before establishing Prime, beginning in August, 1994, Mr. Kallabis was engaged in distribution, marketing and organization of a number of investment magazines and newsletters. From November 1991 through August 1994, he was employed by HYPO Capital Management, Berlin, Germany, as a financial consultant to high net worth and high income individuals. Mr. Kallabis has been involved in various aspects of the securities and futures businesses since 1986 and holds a number of diplomas from various programs in business administration, economics and corporate finance.

   Mara Greenberg will become a director immediately following the offering. She has been a Senior Executive Assistant with the Boston Consulting Group in Chicago since 1995. From 1992 through 1994, she was Assistant to the Chief Financial Officer of Mirage Resorts, Inc., Las Vegas, Nevada. From 1983 through 1992, Ms. Greenberg was an Equity Research Associate with two major securities brokerages. She holds a B.S. in finance from Ithaca College.

   Robert H. Daskal. Immediately following the offering, we also intend to appoint Robert H. Daskal as an independent director. Mr. Daskal has served as Senior Vice President, Chief Financial Officer and Treasurer of the Olympic Cascade Financial Corporation, the parent company of National Securities Corporation, since its inception in February 1997. Also, Mr. Daskal is presently a director of Inco Homes Corporation, a property development company. From 1994 to 1997, Mr. Daskal was Executive Vice President, Chief Financial Officer and a Director of Inco Homes Corporation, and from 1985 to 1994 he was Executive Vice President--Finance, Chief Financial Officer and a Director of UDC Homes, Inc. (and its predecessors), a property development company. UDC Homes, Inc. filed a petition for relief under Chapter 11 of the Bankruptcy Code in May 1995. Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his B.B.A. and J.D. from the University of Michigan.

Certain Significant Persons

   Michael A. Greenberg, a founder of Alaron.com and Alaron Trading, serves as its Chief Technology Officer in which he provides consultation to the President and other senior officers about the strategic direction of the Company. He was Chief Executive Officer and a director of Alaron Trading from its inception until September 1997. Michael Greenberg has been a member of the Chicago Mercantile Exchange since 1989, where he has traded for his own account. Mr. Greenberg has served on various committees at the Chicago Mercantile Exchange. He holds a B.A. in Finance from Indiana University.

   Cheryl B. Fitzpatrick, Esq., served as Alaron Trading's General Counsel from August 1996 until August 1999. She is now Alaron Trading's senior corporate counsel. Prior to joining Alaron Trading, Ms. Fitzpatrick served as a staff attorney for JG Industries, Inc., a publicly owned department store, from October 1989 to June 1990, the National Association of Securities Dealers from June, 1990 to April, 1991, and was corporate counsel for Lind-Waldock & Company, a registered futures commission merchant, from April, 1991 to August, 1996. Ms. Fitzpatrick holds a B.S. in Journalism from Southern Illinois University and a J.D. from IIT Chicago-Kent College of Law.

   Stanley W. Preston III, Esq. has served as Alaron Trading's corporate counsel since November, 1997. Mr. Preston holds a B.S. in accounting and finance from Ohio State University and a J.D. from IIT Chicago-Kent College of Law. Mr. Preston served in the United States Marine Corps from 1984 through 1988.

   Joseph L. Ehrlich has been Vice President--Operations of Alaron Trading since September, 1996. He has also been Manager of Risk Management Operations for Alaron Trading since 1995. He has been with Alaron Trading since 1992. Prior to 1992, Mr. Ehrlich was an Account Executive at Index Futures Group, Inc., and a Manager at Lind-Waldock & Company, both of which are registered futures commission merchants.

   Dennis M. Dunne has served as Alaron Trading's Controller since March, 1995. Mr. Dunne, who has 23 years experience in the industry, was the regulatory accountant for First Options of Chicago from 1990 to 1995. Mr. Dunne holds a B.S. in Commerce from DePaul University and is a certified public accountant.

Director Compensation

   Directors are not currently compensated but may be reimbursed for out of pocket expenses incurred by them in connection with their duties as directors. We anticipate that the board of directors will meet at least four times a year.

   The underwriters' representative, National Securities Corporation, has the right to designate two people to attend each meeting of the board of directors. We have agreed to reimburse the designees of the representative for their out-of-pocket expenses incurred in connection to attending these meetings. The underwriters' representative has the right to cause us to use our best efforts to elect one of its designees to the board of directors for five years after the date they are elected. Mr. Robert H. Daskal is that designee.

Committees of the Board of Directors

   Our board of directors has established an audit committee and a compensation committee.

   Audit Committee. Our audit committee, which is responsible for nominating our independent accountants for approval by the board of directors, reviewing the scope, results and costs of the audit with our independent accountants, and reviewing the financial statements, audit practices and internal controls of the Company, will be comprised of directors, a majority of whom will be independent directors.

   Compensation Committee. Our compensation committee is responsible for recommending compensation and benefits for our executive officers to the board of directors and for administering our stock option plans. Our compensation committee will be comprised of independent directors.

Limitation of Liability and Indemnification

   As permitted by the Delaware General Corporation Law ("DGCL"), we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability:

  . for any breach of the director's duty of loyalty to us or our stockholders

  . for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law

  . in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL

  . for any transaction from which the director derived an improper personal benefit

   The effect of this provision in the certificate of incorporation is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described above. This provision does not limit nor eliminate our rights or the rights of any of our stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

   Our certificate of incorporation and by-laws provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of a director or officer to repay an amount if it shall ultimately be determined that this person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers under the above provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation

   The following table sets forth certain information with respect to the compensation paid to our principal executive officer and each of our other executive officers who received aggregate salary and bonus compensation in excess of $100,000 for services rendered to us (collectively, the "named executive officers").

                        Summary Compensation Table

                                                         Annual Compensation
                                                       ------------------------
                                                       Fiscal
Name and Principal Position                             Year   Salary   Bonus
---------------------------                            ------ -------- --------
Steven A. Greenberg, President........................  1999  $198,140 $ 84,327
                                                        1998   197,178  291,257
                                                        1997   223,600  284,524

Barry S. Isaacson, Chief Operating Officer............  1999    55,383   62,834
                                                        1998    25,000   91,055
                                                        1997    25,000   94,383

Carrie A. Greenberg, Secretary and Treasurer,
 Executive Vice President ............................  1999    82,755   20,387
                                                        1998    81,238   64,838
                                                        1997    94,052   63,505

   The preceding table:

  . reflects in the bonus column bonuses which were paid to Steven A. Greenberg and Carrie A. Greenberg to enable them to pay interest and principal under loans incurred by them to contribute to the capital of Alaron Trading

  . does not include any other compensation in the form of perquisites and other benefits which, in the aggregate, did not constitute the lesser of $50,000 or 10% of the total of annual salary and bonus for any named executive officer

Employment Agreements

   We have entered into five-year employment agreements, ending February 28, 2004, with each of Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg, Barry S. Isaacson and Joel W. Greenberg. The employment agreements entitle each employee to participate in our employee benefit plans, such as group health and life insurance. Under each of these employment agreements, employment terminates, among other reasons, upon death or disability of the employee and may be terminated by us if the employee is convicted of embezzlement, theft or fraud. Dependent on certain conditions, each employment agreement will automatically renew for additional one year terms after February 28, 2004. The employment agreements also contain restrictive covenants including confidentiality and non-competition provisions.

   Under their respective employment agreements:

  . Steven A. Greenberg will receive an annual base salary of $200,000 for the first year of the term of the agreement

  . Michael A. Greenberg will receive an annual base salary of $200,000 for the first year of the term of the agreement

  . Carrie A. Greenberg will receive an annual base salary of $135,000 for the first year of the term of the agreement

  . Barry S. Isaacson will receive an annual base salary of $121,000 for the first year of the term of the agreement

  . Joel W. Greenberg will receive an annual base salary of $50,000 for the first year of the term of the agreement

   In addition, during each month of the term of their employment agreements:

  . Steven A. Greenberg will receive a nondiscretionary monthly cash bonus of $6,794.85 to enable him to pay interest on the personal loan he incurred in order to contribute to our capital until the loan is repaid

  . Michael A. Greenberg will receive a nondiscretionary monthly cash bonus of $6,794.85 to enable him to pay interest on the personal loan he incurred in order to contribute to our capital until the loan is repaid

  . Carrie A. Greenberg will receive a nondiscretionary monthly cash bonus of $1,659.76 to enable her to pay interest on the personal loan she incurred in order to contribute to our capital until the loan is repaid

   Steven A. Greenberg, Michael A. Greenberg and Carrie A. Greenberg have agreed to use all of the net proceeds, if any, they receive from the exercise of the over-allotment option granted to the underwriters to prepay a portion of these loans.

   The annual base salary of each employee may be increased each year in an amount determined by the Board of Directors in its discretion but must increase by at least five percent of the base salary for the prior year. In addition, each employment agreement provides for the employee to receive an incentive bonus equal to a percentage of our annual operating income, as defined in the agreement, in excess of $1,000,000. These bonuses aggregate 14.95% of our annual operating income in excess of $1,000,000.


Stock Option Plans

   1999 Stock Option Plan and 1999 Executive Stock Option Plan. We recently adopted our 1999 Stock Option Plan (the "Plan") and our 1999 Executive Stock Option Plan (the "Executive Plan"), each of which enables us to grant options for shares of our common stock. The following description of the Plan and the Executive Plan is qualified in its entirety by reference to the full text of the Plan and the Executive Plan, as the case may be.

   Awards and Eligibility. The Plan authorizes the grant of options to purchase up to an aggregate of 700,000 shares of common stock to all full-time salaried or commissioned employees. The number of individuals who currently would be eligible to receive options under the Plan is approximately 100. The Executive Plan authorizes the grant of options to purchase up to an aggregate of 350,000 shares of common stock to all of our executive officers and members of the board. The number of individuals who currently would be eligible to receive options under the Executive Plan is nine. Both the Plan and the Executive Plan provide for the granting of incentive stock options as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended, and options which do not qualify as incentive stock options.

   Purpose. The purpose of both the Plan and the Executive Plan is to advance the interests of stockholders by enhancing our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our business. This is accomplished by providing these people with equity ownership opportunities and performance-based incentives and thereby better aligning their interests with those of our stockholders.

   Administration. The board of directors has delegated its authority under the Plan and the Executive Plan to the compensation committee. The compensation committee has the authority to grant awards under the Plan and the Executive Plan and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Plan and the Executive Plan as it deems advisable. The compensation committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan and the Executive Plan or any award under the Plan and the Executive Plan in the manner and to the extent it, in its sole and final judgment, deems expedient to carry the Plan and the Executive Plan into effect. All decisions by the compensation committee are final and binding on all persons having or claiming any interest in the Plan and the Executive Plan or in any award under the Plan and the Executive Plan. No director or person acting under the authority delegated by the board shall be liable for any action or determination relating to or under the Plan and the Executive Plan made in good faith.

   Amendment. The Plan and the Executive Plan or any portion thereof can be amended, suspended or terminated by the compensation committee or the board of directors at any time; provided, however, that without approval of stockholders, no amendment shall be made which:

  . increases the maximum number of shares of common stock or changes the class of shares which may be subject to stock options granted under the Plan and the Executive Plan, except for specified adjustment provisions

  .  extends the term of the Plan and the Executive Plan

  . changes the requirements as to eligibility for participation in the Plan or the Executive Plan

   Exercise Price. Stock options may be granted to purchase common stock under the Plan and the Executive Plan at a price to be determined by the compensation committee but not less than the fair market value of the common stock on the date of grant. The exercise price of incentive stock options granted to someone owning more than ten percent of the outstanding voting stock must be 110% of the fair market value of the common stock on the date of the grant.

   Grant Limitation. The maximum number of shares for which options may be granted under the Plan and the Executive Plan during any calendar year to any single recipient may not exceed 35,000. Other than these limits of 35,000 options per year, there is no limitation on the aggregate number of stock options which may be granted to any optionee under the Plan or the Executive Plan.

   No Outstanding Options. As of the date of this prospectus, there have not been any options granted under the Plan or the Executive Plan except as follows. We have granted our General Counsel, Daniel F. Lazarus, 20,000 stock options, and our Chief Financial Officer, Robert S. Pagliuco, 10,000 stock options under the Executive Plan.

   Exercisability. Stock options are exercisable at the times and governed by the terms and conditions determined by the compensation committee.

   Termination of Option. Options granted pursuant to the Plan and the Executive Plan expire on the tenth anniversary of the date of grant, unless otherwise earlier terminated. The Plan and the Executive Plan provide that if a stock option, or portion thereof, expires, lapses without being exercised or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of common stock which were governed by that stock option or portion thereof shall be available for future grants of stock options under the Plan or the Executive Plan, as the case may be.

   Mechanics of Exercise.Under the terms of the Plan and the Executive Plan, the exercise price for all options must be paid in cash or by check, or with common stock owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or by delivery of a promissory note on terms acceptable to the compensation committee, or by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver sufficient funds to pay the exercise price, or a combination thereof.

   Non-transferability of Options. Except as the compensation committee may otherwise provide, options granted under the Plan and the Executive Plan will not be assignable or transferable except by will or the laws of intestate succession, and during the life of an optionee, may only be exercised by that person.

   Changes in Our Capital Structure. The purchase price and the number and kind of shares that may be purchased upon exercise of options granted under the Plan, and the number of shares which may be granted under the Plan, are subject to adjustment in certain events, including stock splits, recapitalizations, mergers, and reorganizations.

   Acquisition. The Plan and the Executive Plan each provide, among other things, that, immediately prior to the occurrence of an "Acquisition Event" (as defined in the Plan and the Executive Plan), fifty percent of the common shares covered by options which are not then exercisable shall become fully exercisable in the manner set forth in the option.

Legal Proceedings Involving Directors, Officers and Affiliates

   Alaron Securities Corporation. In 1993, Steven, Michael and Carrie Greenberg organized and owned Alaron Securities Corporation, a separate securities brokerage firm which was registered with the Securities and Exchange Commission, various states, and a member of the National Association of Securities Dealers, Inc. ("NASD"). Michael A. Greenberg was the President and Chief Executive Officer and an unrelated individual was its Chief Operating Officer.

   During the first half of 1995, Alaron Securities Corporation became the subject of disciplinary proceedings and complaints from the States of Illinois, Maryland and Wisconsin and the NASD. As part of the Illinois proceedings, Alaron Securities Corporation ceased all operations as of May 31, 1995, and subsequently withdrew its broker/dealer registration and NASD membership.

   The various proceedings alleged, among other things, failure to register the firm or personnel, failure to maintain minimum net capital requirements in light of alleged mischaracterization of customer accounts as proprietary accounts, securities law fraud, and record keeping and reporting violations. Alaron Securities Corporation settled the Illinois proceedings, without a hearing and without admitting or denying the allegations, by accepting a revocation of its Illinois securities registration, paying an administrative fine of $10,000 and reimbursing $20,000 to the Illinois Secretary of State for costs. As part of the settlement, proceedings against Alaron Securities Corporation officers and directors by Illinois were dismissed.

   Proceedings in Wisconsin were based upon a summary broker-dealer license denial caused by Alaron Securities Corporation's alleged failure to complete its pending application for registration in that state. Following a hearing, Alaron Securities Corporation was allowed to withdraw its application for registration in Wisconsin.

   The Maryland Securities Commissioner brought an action against Alaron Securities Corporation, Steven A. Greenberg and Michael A. Greenberg for their failure to comply with the procedural guidelines in connection with registration of Alaron Securities Corporation as a broker/dealer in the state of Maryland. In settlement of that proceeding, without a hearing and without admitting or denying the allegations, the respondents, Alaron Securities Corporation and Messrs. Greenberg consented to the entry of an order under which they paid the State of Maryland an administrative fine of $20,000 and Messrs. Greenberg each agreed not to apply for securities registration in Maryland for a period of three years commencing from the date of the Consent Order, October 14, 1996.

   On March 10, 1997, a Consent Order disposing of the NASD proceeding was entered by the NASD National Business Conduct Committee under which, without a hearing and without admitting or denying the truth of the allegations, Alaron Securities Corporation was censured and received a suspended fine of $25,000, Steven A. Greenberg was censured, suspended from association with any NASD member for 30 days and fined $10,000, Michael A. Greenberg was censured, suspended from association with any NASD member for five years from the date of the Consent Order, was barred from acting in any principal capacity with any NASD member firm and received a suspended fine of $50,000, and the unaffiliated former Chief Operating Officer of Alaron Securities Corporation was censured, barred from any association with any NASD member firm and received a suspended fine of $100,000.

   Joel W. Greenberg. On July 30, 1998, the Securities and Exchange Commission instituted a cease and desist proceeding and simultaneously accepted a settlement with Mr. Greenberg in a matter relating to Incomnet, Inc., a publicly traded company of which Mr. Greenberg was an outside director from 1988 through 1995. Without admitting or denying the SEC findings and without a hearing, Mr. Greenberg consented to the entry of an order that he cease and desist from committing or causing any violations under the federal securities laws and regulations. The SEC's findings as to Mr. Greenberg were that, as an outside director, Mr. Greenberg should have made independent inquiry and not have relied on information and documents provided him by the former chief executive officer of Incomnet and that Mr. Greenberg was responsible for, or should have prevented, certain inaccuracies contained in Incomnet's public statements. In addition, the SEC found that Mr. Greenberg failed to file with the SEC an amended disclosure form concerning his collateralization of a personal loan with the shares of Incomnet stock owned by him.

   Steven A. Greenberg. On February 19, 1999, the Business Conduct Committee of the NFA filed a complaint against Mr. Greenberg, Alaron Trading and one of our associated persons. See "Business--Litigation."

                             Principal Stockholders

   The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by each person or entity known by us to own beneficially more than five percent of the common stock, by each of our directors and director-nominees, by each named executive officer, and by all of our executive officers and directors as a group. Except as indicated, to our knowledge, the persons named in the table below have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   Steven, Carrie and Michael Greenberg are the children of Joel Greenberg, and Mara Greenberg, the wife of Michael Greenberg, is Joel Greenberg's daughter-in-law. Barry S. Isaacson is the brother-in-law of Steven A. Greenberg. Upon completion of this offering, the Greenberg family will have the ability to vote approximately 75% of the issued and outstanding shares.

                                                 Percent Beneficially Owned
                                            ------------------------------------
                                                                Upon Full
                                                               Exercise of
                         Number of Shares   Prior to  After   Over-allotment
Name and Address         Beneficially Owned Offering Offering     Option
----------------         ------------------ -------- -------- --------------
 Steven A. Greenberg....     3,645,000        35%      31%         30%
 President and Director

 Joel W. Greenberg
  (individually and as
  Trustee) .............     3,547,449        34%      30%         29%
 Chairman of the
 Board of Directors

 Carrie A. Greenberg....       810,000         8%       7%          7%
 Executive Vice
 President,
 Secretary, Treasurer
 and
 Director

 Barry S. Isaacson......        88,934         1%        *           *
 Chief Operating Officer
 and Director

 Stefan Kallabis........       434,466         4%       4%          3%
 Director Nominee
 Prime Asset Management
 AG
 Borsenplatz 1
 60313 Frankfurt-am-Main
 Germany

 Mara Greenberg.........           --         --       --          --
 Director Nominee

 Robert H. Daskal.......           --         --       --          --
 Director Nominee
 875 North Michigan
 Avenue
 Suite 1560
 Chicago, Illinois 60611

 Michael A. Greenberg...       801,900         8%       7%          6%
 Chief Technology
 Officer

 All executive officers
  and directors as a
  group.................     8,091,383        78%      68%         67%

--------

*Less than one percent.

   In the preceding table:

  . the "after offering" percentages do not include 1,500,000 shares of common stock issuable on exercise of the warrants

  . the "upon full exercise of over-allotment option" percentages do not include 225,000 shares of common stock issuable on exercise of the warrants contained in the over-allotment option

  . the address of our officers, director nominees and directors listed above (except Messrs. Kallabis and Daskal) is 822 West Washington Boulevard, Chicago, Illinois 60607

  . the shares attributable to Mr. Joel W. Greenberg include 2,843,000 shares held by the Greenberg Family Trust for which Mr. Joel W. Greenberg serves as trustee and the beneficiaries of which are all of the descendants of Joel and Marcia Greenberg, other than Michael Greenberg and his descendants

  . the shares attributed to Mr. Kallabis were issued to Prime Asset Management AG, a strategic consulting firm assisting start-up companies to finance their growth, of which Mr. Kallabis is a principal stockholder, which acted as the distributor for our recent European private placement

  . the shares attributed to Mr. Kallabis do not include warrants to purchase 600,000 shares of our common stock at $7.50 per share, also to be issued to Prime Asset Management AG by the Greenberg family, which become exercisable for a period of 45 days after the date on which the closing price of our common stock has been at or above $11.25 for at least 20 days out of 30 consecutive trading days



Section 203 of the Delaware General Corporation Law

   In our certificate of incorporation, we have elected not to be governed by the provisions of Section 203 of the DGCL. This section provides, with certain exemptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or affiliate or associate of a person, who is an "interested stockholder" for a period of three years from the date that that person became an interested stockholder unless certain conditions are satisfied. An "interested stockholder" is defined to include any person, and the affiliates and associates of a person, that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder.

                              Certain Transactions

   Reorganization. In April 1999, Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg and the Greenberg Family Trust contributed all of the outstanding stock of Alaron Trading to Alaron.com in a tax-free transfer.

   Debt of Certain Directors and Officers. In September 1997, Joel W. Greenberg loaned $1,000,000 to Alaron Trading under a Subordination Agreement approved by the NFA. Interest is payable on the loan at the rate of 12 1/2% per annum. The loan was paid in full in October 1999. In addition, on February 16, 1999, Mr. Greenberg made an additional $100,000 subordinated loan to Alaron Trading maturing on February 16, 2000.

   During fiscal 1995, 1996, and 1997, in order to comply with regulatory capital requirements, Steven, Michael and Carrie Greenberg contributed a total of approximately $3,500,000 in equity to Alaron. These funds were the proceeds of personal bank loans taken out by the Greenbergs. The Greenbergs recently refinanced these loans which now mature in 2004. In the past two fiscal years, in order to service these loans we have paid the Greenbergs the following:

                                                                 Fiscal  Fiscal
                                                                  1998    1999
                                                                -------- -------
      Steven A. Greenberg...................................... $291,257 $84,327
      Michael A. Greenberg..................................... $291,257 $84,327
      Carrie A. Greenberg...................................... $ 64,838 $20,387

   In fiscal 2000, in connection with these loans, we expect to pay the following:

                                                                         Fiscal
                                                                          2000
                                                                         -------
      Steven A. Greenberg............................................... $81,538
      Michael A. Greenberg.............................................. $81,538
      Carrie A. Greenberg............................................... $19,917

   The Company intends to continue to pay the Greenbergs additional compensation to enable them to service the interest payments on this debt. We estimate these payments will total approximately $190,000 per year. To reduce this obligation, Steven, Michael and Carrie Greenberg have granted the underwriters a 45-day option to purchase from them 225,000 shares of common stock to cover over-allotments, and have agreed to use the proceeds to them, if any, to pay down this debt. In addition, these stockholders have agreed to use any proceeds received by them from the exercise of the warrants contained in the underwriters' over-allotment option to further pay down this debt.

   Compensation to Family Members. Michael Greenberg, the son of our director, Joel W. Greenberg, the brother of our executive officers, Carrie and Steven Greenberg, and the husband of our director nominee, Mara Greenberg, is employed as our Chief Technology Officer. In the past two years, in addition to the bonuses described above, we have paid him for his services as follows:

                                                                 Fiscal
                                                                  Year   Salary
                                                                 ------ --------
      Michael A. Greenberg......................................  1998  $197,178
                                                                  1999  $198,140

   Affiliated Introducing Broker. Greenstreet Discount Corp., an introducing broker organized by Steven, Michael and Carrie Greenberg in December 1992, introduces discount customers to Alaron Trading. Greenstreet is a "guaranteed introducing broker" of Alaron Trading and therefore is not required to maintain its own independent regulatory capital. It operates under an introducing broker clearing agreement with Alaron Trading substantially similar to those Alaron Trading has with unaffiliated guaranteed introducing brokers.

   In addition, Greenstreet is provided free space at Alaron Trading's headquarters for its 46 associated persons, each of whom is dually registered with Alaron Trading and is provided telephone, electronic, computer and other administrative services by Alaron Trading all without charge. The space, equipment and services provided to Greenstreet are of nominal value.

   Leases with Related Parties. We lease a building of approximately 30,000 square feet as our principal offices and operations headquarters at 822 West Washington Boulevard, Chicago, Illinois, from Alaron Development, LLC, a limited liability company owned and controlled by Steven, Michael and Carrie Greenberg. The lease provides for a net rental of $8.33 per square foot and expires on December 31, 2004. The lease was not negotiated at arms length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area. We paid $250,000 in fiscal 1998, and $108,134 in fiscal 1999, under this lease.

   We lease approximately 5,000 square feet of office space as a branch office at 660 South Federal Highway, Pompano Beach, Florida from Alaron Development, L.L.C. which is owned and controlled by Steven, Michael and Carrie Greenberg. Lease payments for the four year term of the lease are $90,000 per year and the lease expires on June 30, 2002. The lease was not negotiated at arm's length; however, we believe that it is on as favorable terms to us as could be obtained from unaffiliated parties in light of prevailing leases for similar properties in the same general geographic area. We paid $90,000 under this lease in each of fiscal 1998 and fiscal 1999.

   Recent European Private Placement. Between May and August 1999, we privately sold an aggregate of 996,450 shares of our common stock at $4.50 per share to 45 investors. The sale of these shares was not registered. In accordance with the requirements of Regulation S of the Securities and Exchange Commission, these shares cannot be resold in United States markets or to United States citizens for at least one year from their issuance. Thereafter, the shares may be sold only if they are registered or are eligible for an exemption from United States registration. Each investor has certified to us each investor's understanding and agreement to those requirements.

   In connection with the placement, we agreed to pay an associated person of ours a finder's fee of approximately 10% of the gross proceeds ($448,403), which included our paying certain of his expenses. Additionally, we paid Prime Asset Management AG of Frankfurt, Germany ("Prime") 434,466 shares of the Company's common stock in lieu of a cash commission as the distributor of the European placement. Prime is a strategic consulting firm assisting development and start-up companies in financing their growth. Prime's primary focus is on internet related start-up companies in Germany. The shares issued to Prime Asset Management AG are governed by the same Regulation S restrictions on resale as are the shares sold to the 45 investors in Europe. Mr. Stefan Kallabis, a nominee for director of the Company, is a principal stockholder of Prime Asset Management AG.


   In addition, in connection with the placement, the Greenberg family has agreed to issue to Prime warrants to purchase 600,000 shares of our common stock at $7.50 per share. Prime's warrants will expire on the earlier of three years after the date of this prospectus or 45 days after the date on which the closing price for our common stock has been at or above $11.25 for at least 20 out of 30 consecutive trading days. In other words, if our common stock's price reaches $11.25 during the required period, Prime will have 45 days thereafter to exercise and pay for up to 600,000 shares or it will lose that right even earlier than the three-year final expiration of the warrants. We have also agreed to register for resale by Prime any shares that it purchases by exercising the warrants, subject to any applicable NASD limitations or restrictions.

   Future Transactions. All future transactions, including loans between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                           Description of Securities

   We are authorized to issue 30,000,000 shares of common stock, $0.01 par value, of which 10,324,199 shares are currently outstanding and 10,000,000 of preferred stock, $0.01 par value, of which none are currently outstanding. After this offering, there will be 11,827,199 shares of common stock and 1,728,000 warrants each to purchase one share of common stock outstanding.

Common Stock

   Holders of common stock are entitled to dividends when, as and if, declared by the board of directors out of available funds, subject to any priority as to dividends for any preferred stock that may be outstanding. Holders of common stock are entitled to cast one vote for each share held at all stockholders meeting for all purposes, including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of more than fifty percent of the common stock issued and outstanding and entitled to vote, present in person or by proxy, constitutes a quorum at meetings of stockholders. The vote of the holders of a majority of common stock present at meetings decides all questions before that meeting.

   On liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share ratably in the net assets of Alaron.com available for distribution to that stockholder after the payment of debts and other liabilities and after distributions to preferred stockholders, if any, legally entitled to that distribution. Holders of common stock do not have any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities convertible into shares of its stock. In addition, stockholders do not have redemption or conversion rights. The outstanding shares of common stock are, and the securities offered by this prospectus will be when issued and paid, fully paid and nonassessable.

   Under Nasdaq rules, from the balance of the approximately 18,172,800 authorized shares which will not be outstanding, we can issue at any one time up to an additional 20% of the then outstanding common stock without getting stockholder approval. Accordingly, we could at various times issue a significant number of shares of common stock without stockholder approval. We presently do not have any plans, agreements or undertakings involving the issuance of any of these shares; however, we could use the issuance of these shares as a method of discouraging, delaying or preventing a change in control of Alaron.com. An issuance of additional shares could significantly dilute our public ownership. This in turn could adversely affect the market price of our securities. We may in the future issue additional shares.

Preferred Stock

   Our board of directors is authorized to issue 10,000,000 shares of preferred stock, $0.01 par value, without further stockholder approval. The preferred stock may be issued in one or more series at a time or times and for consideration as shall be authorized from time to time by the board of directors. The board of directors is authorized to fix the designation of each series of preferred stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a sinking fund, conversion rights, voting rights, if any, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the certificate of incorporation. We have no present plans to issue any shares of preferred stock.

Warrants

   The following is a brief summary of certain provisions of the warrants. For the complete terms, you should review the warrant and the warrant agreement between Alaron.com Holding Corporation, National Securities Corporation and American Stock Transfer & Trust Company. The warrant and the warrant agreement are included in our registration statement filed with the SEC in connection with this offering.

   Exercise Price and Terms. Each warrant entitles you to purchase one share of
our common stock for $       per share (140% of the initial public offering
price of the common stock). The price is subject to adjustment in accordance with certain provisions described below.

   You may exercise a warrant at any time from the date of this prospectus until the third anniversary of the date of this prospectus. You may not exercise the warrants unless there is a current prospectus covering the exercise of the warrants. We intend to keep this prospectus current for that purpose.

   You may exercise a warrant by surrendering the warrant certificate to the warrant agent, with the subscription form on the reverse side of the warrant certificate properly completed and signed, together with payment of the exercise price. You may exercise the warrants at any time for all shares or only some shares covered by the certificate.

   Redemption. One year from the date of this prospectus, we may redeem the warrants at $0.10 per warrant on 30 days' written notice. We may redeem the warrants only if the closing bid price of the common stock, as quoted on the
Nasdaq SmallCap Market averages an amount equal to or exceeding $         (200%
of the public offering price of the common stock) per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. We cannot redeem the warrants unless we have an effective registration statement for the warrants at the time of redemption of the warrants. If we decide to redeem the warrants, you may exercise your warrants until the close of business on the redemption date. If you do not exercise any warrant before the close of business on the redemption date, the warrant will no longer be exercisable and you will be entitled only to $0.10 per warrant. Our redemption of the warrants could force you either to:

  . exercise the warrants and pay the exercise price at a time when it may be less advantageous economically to do so, or

  . accept $0.10 per warrant in consideration for cancellation of the warrant, which could be substantially less than the market value of the warrant

   The exercise price of the warrants bears no relation to any objective criteria of value. You should not consider the exercise price as an indication of the future market price of the common stock.

   We have reserved a sufficient number of shares of common stock to accommodate the exercise of all warrants.

   Adjustments. The exercise price and the number of shares of common stock which may be purchased under a warrant are subject to adjustment upon the occurrence of certain events. The events include:

  .  stock dividends

  .  stock splits

  .  stock combinations

  .  reclassifications of the common stock

Furthermore, in the event of a:

  .  consolidation or merger of Alaron.com

  .  sale of all or substantially all of our assets

the warrants will be exercisable for the kind and number of shares of stock or other securities or property which you would have received had you exercised the warrant before the consolidation, merger or sale. No adjustment to the exercise price of the shares subject to the warrants will be made for dividends (other than stock dividends), if any, paid on the common stock.

   Transfer, Exchange and Exercise. The warrants will be registered in your name and may be presented to the warrant agent for transfer, exchange or exercise at any time prior to the expiration date. If a market for the warrants develops, you may sell the warrants instead of exercising them. You cannot be certain, however, that a market for the warrants will develop or continue. If we are unable to qualify the shares of common stock underlying the warrants for sale in a state in which you live, you will not be able to exercise the warrants but will be required to sell them or allow them to expire.

   Warrantholder Not a Stockholder. The warrants do not give you any voting or any other rights as stockholders of Alaron.com.

Options

   As of the date hereof, we have not granted any options to purchase shares of common stock. A total of 1,050,000 shares of common stock are reserved for future issuance for options granted under the 1999 Stock Option Plan and the 1999 Executive Stock Option Plan. Under an understanding between us and our Chief Financial Officer, Robert S. Pagliuco, options to purchase 10,000 of the shares of common stock reserved for future issuance under the Executive Plan have been reserved for grant to Mr. Pagliuco immediately after the offering as follows:

  . options to purchase 5,000 shares of common stock at the initial public offering price

  . options to purchase 2,500 shares of common stock at 150% of the initial public offering price

  . options to purchase 2,500 shares of common stock at 200% of the initial public offering price

   In addition, under an understanding between us and our General Counsel, Daniel F. Lazarus, options to purchase 20,000 shares of common stock reserved for issuance under the Executive Plan have been reserved for grant to Mr. Lazarus immediately after the offering as follows:

  . options to purchase 10,000 shares of common stock at the initial public offering price

  . options to purchase 5,000 shares of common stock at 150% of the initial public offering price

  . options to purchase 5,000 shares of common stock at 200% of the initial public offering price

Trading Symbol

   We have applied for inclusion of our common stock and warrants on the Nasdaq SmallCap Market under the symbol ALAR and ALARW. There is currently no public trading market for our securities. Even if our securities are accepted for quotation on the Nasdaq SmallCap Market, we cannot assure you that a public trading market will ever develop or, if one develops, that it will be maintained.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws

   General. Certain provisions of our certificate of incorporation and by-laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions may not be amended in our certificate of incorporation or bylaws without the affirmative vote of the holders of a majority of the outstanding shares of common stock.

   Special Meeting of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders can be called only by the board of directors, the Chairman or the President, or holders of a majority of our outstanding voting stock.

   Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our certificate of incorporation and by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice of prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the 15th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever is first. The by-laws also specify certain requirements as to the content and form of a stockholder's notice. These provisions may preclude stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

Transfer Agent and Warrant Agent

   The Transfer Agent and Warrant Agent for our common stock and warrants is American Stock Transfer & Trust Company, New York, New York.

                        Shares Eligible for Future Sale

   Upon completion of the offering, we will have outstanding 11,827,199 shares of common stock and warrants to purchase 1,728,000 shares of common stock. Of these shares, the 1,500,000 shares of common stock and 1,500,000 warrants sold in the offering and the 1,500,000 shares of common stock issuable upon exercise of the warrants will be freely tradeable without restriction under the Securities Act of 1933. The remaining 10,324,199 shares of common stock are restricted securities as defined in Rule 144 and will become eligible for public sale subject to the restrictions of Rule 144 commencing one year from their date of acquisition.

   In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the restricted shares were acquired from us and the date they were acquired from an affiliate of ours, as that term is defined in Rule 144, then the holder of the restricted securities (including an affiliate) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the common stock or the average weekly reported volume of trading of the common stock during the four calendar weeks preceding the sale. The holder may only sell the shares through unsolicited brokers' transactions. Sales under Rule 144 are also governed by certain requirements pertaining to the manner of the sales, notices of the sales and the availability of current public information concerning us. An affiliate may sell shares not constituting restricted shares in accordance with the above volume limitations and other requirements but without regard to the one-year holding period.

   Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us and the date they were acquired from an affiliate, as applicable, a holder of these restricted shares who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above.

   Our directors and executive officers and 5% stockholders who own an aggregate of 9,327,749 shares of common stock have entered into written agreements not to sell, hedge or otherwise dispose of the shares of common stock beneficially owned by them for 12 months after the date of this prospectus without the consent of the Representative.

   We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that these sales may occur, could adversely affect prevailing market prices.

                                  Underwriting

   Under certain terms and conditions contained in the underwriting agreement among us, certain of our stockholders and National Securities Corporation, as the representative of the underwriters (the "representative"), the underwriters named below have severally agreed to purchase from us, and we have agreed to sell to the several underwriters, the number of shares of common stock and warrants set forth opposite their names below:

                                                                       Number of
      Name of Underwriter                             Number of Shares Warrants
      -------------------                             ---------------- ---------
      National Securities Corporation................    1,500,000     1,500,000
                                                         ---------     ---------
          Total......................................    1,500,000     1,500,000
                                                         =========     =========

   The underwriting agreement provides that the obligations of the several underwriters to purchase the securities included in this offering are subject to approval of certain legal matters by counsel and to various other conditions. If any of the securities are purchased by the underwriters under the underwriting agreement, all the securities (other than securities covered by the over-allotment option described below) must be so purchased.

   We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to certain payments that the underwriters may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The underwriters propose to offer the securities directly to the public at
$          per share and $        per warrant. The underwriters have advised us
that they will not engage in sales to discretionary accounts without the prior specific written approval of the customer. The underwriters may allow certain dealers, who are members of the NASD, concessions, not in excess of $
per share and $        per warrant of which not in excess of $        per share
and $       per warrant may be reallowed to other dealers who are members of the NASD. The offering prices, reallowances and concessions will not be changed until after this offering has been completed.

   In connection with the offering, we will pay the underwriters $         per
share and $       per warrant ($         for all of the shares of common stock
and $       for all of the warrants) in underwriting discounts and commissions.
The amount paid by us to the underwriters is not affected by the exercise of their option to purchase 225,000 additional shares of common stock and/or 225,000 additional warrants at the offering price of each less the underwriting discount and commissions. If this over-allotment option is exercised in full:

  . Steven A. Greenberg will sell up to 101,250 shares of common stock and/or an additional 101,250 shares of common stock on exercise of the warrants contained in the underwriters' over-allotment option

  . The Greenberg Family Trust, with Joel W. Greenberg acting as trustee, will sell up to 78,975 shares of common stock and/or 78,975 shares of common stock on exercise of the warrants contained in the underwriters' over-allotment option

  . Michael A. Greenberg will sell up to 22,275 shares of common stock and/or 22,275 shares of common stock on exercise of the warrants contained in the underwriters' over-allotment option

  . Carrie A. Greenberg will sell up to 22,500 shares of common stock and/or 22,500 shares of common stock on exercise of the warrants contained in the underwriters' over-allotment option

  .  We will sell up to 225,000 warrants

   If the underwriters exercise their over-allotment option in full or in part, then each of the underwriters will be committed, subject to certain conditions, to purchase the additional securities in approximately the same proportion as set forth in the above table. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the securities offered in this prospectus.

   We have agreed to pay the representative a non-accountable expense allowance of 3% of the gross proceeds of this offering not including the over-allotment option, of which $50,000 has been paid as of the date of this prospectus. We have also agreed to pay the representative a non-accountable allowance of 3% of the gross proceeds on exercise of the over-allotment option, if any. We have also agreed to pay all expenses in connection with qualifying the securities offered in this prospectus for sale under the laws of the states the Representative designates, including expenses of counsel retained for that purpose by the representative.

   If the representative solicits the exercise of any warrants, to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. and the rules and regulations of the SEC, we have agreed to pay the representative a commission which shall not exceed 5% of the aggregate exercise price of such warrants in connection with services provided in connection with the warrant solicitation.

   Our directors and executive officers and 5% stockholders who own an aggregate of 9,327,749 shares of common stock have entered into written agreements not to sell, hedge or otherwise dispose of any of their common stock, options or warrants now owned or acquired later, for a period of 12 months from the date of this prospectus, without the prior written consent of the representative.

   Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering prices for the common stock and warrants have been determined by negotiations between us and the underwriters and is not necessarily related to our asset value, net worth or other established criteria of value. The factors considered in these negotiations included:

  .  prevailing market conditions

  .  history of and prospects for the industry in which we compete

  .  an assessment of our management

  .  prospects for our company

  .  our capital structure

   In connection with this offering, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market prices of the common stock and/or warrants. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, under which the underwriters or selling group members may bid for or purchase the common stock and/or warrants for the purpose of stabilizing the market price of the securities.

   The underwriters also may create a short position for the account of the underwriters by selling more securities in connection with the offering than they are committed to purchase from us and in that case may purchase our securities in the open market following completion of the offering to cover all or a portion of that short position.

   The underwriters may also cover all or a portion of that short position, up to 225,000 shares of common stock and/or 225,000 warrants, by exercising the over-allotment option. In addition, the representative may impose penalty bids under contractual arrangements with the underwriters, whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of other underwriters, the selling concession with respect to our securities that are distributed in any offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

   Under the securities laws of certain states, the securities may be sold in those states only through registered or licensed broker-dealers or under available exemptions from those requirements. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in that state or an exemption from that requirement is available and is complied with.

Underwriters' Warrants

   We have agreed to sell to the representative and its designees for an aggregate of $15.00, warrants (the "underwriters' warrants") to purchase up to 150,000 shares of common stock and/or 150,000 warrants at an exercise price of
$      per share (165% of the initial public offering price per share) and
$      per warrant (165% of the initial public offering price per warrant). The underwriters' warrants may not be sold, transferred, assigned or hypothecated for one year from the date of this prospectus, except to the officers and partners of the representative and members of the underwriting syndicate and selling group.

   The underwriters' warrants are exercisable for warrants at any time and from time to time, in whole or in part, during the two-year period commencing on the first anniversary of closing date as defined in the underwriting agreement. In addition, the underwriters' warrants are exercisable for common stock at any time and from time to time, in whole or in part, during the four-year period commencing on the first anniversary of the closing date. During the warrant exercise terms, the holders of the underwriters' warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the common stock and/or warrants. To the extent that the underwriters' warrants are exercised, dilution to the interests of our stockholders will occur. Further, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the underwriters' warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in the underwriters' warrants. Any profit realized by the underwriter on the sale of the underwriters' warrants or the underlying securities may be deemed additional underwriting compensation.

   We have agreed, at the request of the holders of a majority of the underwriters' warrants, at our expense (which may be substantial), to register the underwriters' warrants and the securities underlying the underwriters' warrants under the Securities Act on one occasion during the four-year period commencing one year following the closing date.

   Holders of the underwriters' warrants are protected against dilution of the equity interest represented by the underlying securities upon the occurrence of certain events including, but not limited to, stock dividends. The holders of the underwriters' warrants have no voting, dividend or other rights as stockholders with respect to the common stock and the warrants underlying the underwriters' warrants until the underwriters' warrants and/or the warrants underlying the underwriters' warrants have been exercised. We are obligated at all times to set aside and have available a sufficient number of authorized but unissued shares of common stock to be issued upon exercise of the underwriters' warrants and the warrants underlying the underwriters' warrants.

   The above does not purport to be a complete statement of the terms and conditions of the underwriting agreement, copies of which are on file at the offices of the underwriters, the Securities and Exchange Commission, Washington, D.C., and the Chicago Regional Office of the Securities and Exchange Commission, Chicago, Illinois.

                                 Legal Matters

   Wolin & Rosen, Ltd., 55 West Monroe Street, Chicago, Illinois, 60603, has acted as counsel for the Company in connection with this offering and will pass upon the legality of the securities offered in this prospectus. D'Ancona & Pflaum LLC, 111 East Wacker Drive, Chicago, Illinois, 60601, has acted as counsel for the underwriters in connection with this offering.

   Wolin & Rosen, Ltd. is receiving up to 3,000 shares of common stock and 3,000 warrants as part of its legal fees. The firm may sell those shares of common stock and warrants starting 60 days after the date of this prospectus, or earlier if the underwriters allow it.

                                    Experts

   The consolidated financial statements of Alaron.com Holding Corporation, both as of and for the years ended July 31, 1999 and 1998, included in the registration statement and this prospectus, have been included herein in reliance upon the report of Moore Stephens, P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

   The financial statements of Alaron Trading Company, both as of and for the years ended July 31, 1998 and 1997, included in the registration statement and this prospectus, have been included herein in reliance upon the report of Moore Stephens, P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                      Where You Can Find More Information

   We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, including amendments, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and its accompanying exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; however, all material information with respect to these contracts and documents are disclosed in this prospectus. In each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement, each of those statements being qualified in all respects by the actual contract or other document.

   For further information with respect to us and the securities offered in this prospectus, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Citicorp Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This material may also be accessed electronically by means of the Securities and Exchange Commission's home page on the internet at http://www.sec.gov.

   Following this offering, we will be governed by the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we will file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

   These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates. We intend to furnish our stockholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

                         INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                      ---------
Historical Financial Statements:
  Report of Independent Auditors.....................................       F-1
  Consolidated Statement of Financial Condition as of July 31, 1999..       F-2
  Consolidated Statements of Operations for the years ended July 31,
   1999 and 1998.....................................................       F-3
  Consolidated Statements of Changes in Liabilities Subordinated to
   Claims of General Creditors.......................................       F-4
  Consolidated Statements of Changes in Stockholders' Equity.........       F-5
  Consolidated Statements of Cash Flows for the years ended July 31,
   1999 and 1998.....................................................       F-6
Notes to Consolidated Financial Statements...........................  F-7-F-14

ALARON TRADING COMPANY:

  Report of Independent Auditors.....................................      F-15
  Statement of Financial Condition as of July 31, 1998...............      F-16
  Statements of Operations for the years ended July 31, 1998 and
   1997..............................................................      F-17
  Statements of Changes in Liabilities Subordinated to Claims of
   General Creditors.................................................      F-18
  Statements of Changes in Stockholders' Equity......................      F-19
  Statements of Cash Flows for the years ended July 31, 1998 and
   1997..............................................................      F-20
  Notes to Financial Statements...................................... F-21-F-26

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Alaron.com Holding Corporation
 Chicago, Illinois

   We have audited the accompanying consolidated statement of financial condition of Alaron.com Holding Corporation and subsidiary as of July 31, 1999, and the related consolidated statements of operations, changes in liabilities subordinated to claims of general creditors, changes in stockholders' equity and cash flows for the years ended July 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material, respects, the financial position of Alaron.com Holding Corporation and subsidiary as of July 31, 1999, and the results of its operations and its cash flows for the years ended July 31, 1999 and 1998, in conformity with generally accepted accounting principles.

                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
September 10, 1999

                         ALARON.COM HOLDING CORPORATION

       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AS OF JULY 31, 1999.

Assets:
  Cash and Cash Equivalents........................................ $ 2,258,019
  Securities Owned.................................................  29,870,399
  Due from Exchange Clearing Organization..........................     153,381
  Receivable from Customers [Net of Allowance of $565,000].........     204,487
  Furniture, Equipment and Leasehold Improvements--At Cost
   [Net of Accumulated Depreciation and Amortization]..............     378,633
  Other Assets.....................................................     210,778
  Deferred Offering Costs..........................................      75,451
                                                                    -----------
Total Assets....................................................... $33,151,148
                                                                    ===========
Liabilities and Stockholders' Equity:
Liabilities:
  Payable to Customers............................................. $26,775,453
  Accrued Commissions..............................................     570,830
  Accounts Payable and Accrued Expenses............................     677,453
  Subordinated Borrowings--Related Party...........................   1,100,000
                                                                    -----------
Total Liabilities..................................................  29,123,736
                                                                    -----------
Commitments and Contingent Liabilities.............................         --
                                                                    -----------
Stockholders' Equity:
  Preferred Stock, 10,000,000 Shares Authorized,
   $.01 Par Value, None Issued.....................................         --
  Common Stock, 30,000,000 Shares Authorized,
   $.01 Par Value, 10,321,199 Shares Issued and Outstanding........     103,212
  Additional Paid-in Capital.......................................   9,640,451
  Accumulated Deficit..............................................  (5,716,251)
                                                                    -----------
Total Stockholders' Equity.........................................   4,027,412
                                                                    -----------
Total Liabilities and Stockholders' Equity......................... $33,151,148
                                                                    ===========


   The Accompanying Notes are an Integral Part of these Financial Statements.

                         ALARON.COM HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Years ended July 31,
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
Revenues:
  Commissions and Fees............................... $11,773,357  $12,053,658
  Interest...........................................   1,034,218    1,341,301
  Other Income.......................................      35,956      114,199
                                                      -----------  -----------
  Total Revenues.....................................  12,843,531   13,509,158
                                                      -----------  -----------
Expenses:
  Commissions........................................   5,690,665    5,748,350
  Employee Compensation and Related Benefits.........   2,605,531    3,015,802
  Clearing Charges, Exchange Fees and Other Trade
   Costs.............................................   1,962,981    2,551,977
  Communications.....................................     747,518      550,114
  Advertising and Marketing..........................     887,509      609,004
  Data Processing....................................     609,815      688,364
  Occupancy and Equipment Rental.....................     638,003      422,182
  Bad Debt Expense...................................     103,837      465,000
  Arbitration Settlements............................      64,938      232,153
  Interest Expense--Related Party....................     130,831      117,627
  Other Administrative Expenses......................     482,287      546,269
                                                      -----------  -----------
  Total Expenses.....................................  13,923,915   14,946,842
                                                      -----------  -----------
  Net Loss........................................... $(1,080,384) $(1,437,684)
                                                      ===========  ===========
  Basic Net (Loss) Per Common Share.................. $      (.10) $      (.14)
                                                      ===========  ===========
  Diluted Net (Loss) Per Common Share................ $      (.10) $      (.14)
                                                      ===========  ===========
  Weighted Average Common Shares Outstanding--Basic..  10,321,199   10,321,199
                                                      ===========  ===========
  Weighted Average Common Shares Outstanding--
   Diluted...........................................  10,321,199   10,321,199
                                                      ===========  ===========




   The Accompanying Notes are an Integral Part of these Financial Statements.

                         ALARON.COM HOLDING CORPORATION

  CONSOLIDATED STATEMENTS OF CHANGES IN LIABILITIES SUBORDINATED TO CLAIMS OF
                               GENERAL CREDITORS

Subordinated Borrowings (Related Party) at July 31, 1997 ........... $      --
  Maturities........................................................        --
  Borrowings........................................................  1,000,000
                                                                     ----------
Subordinated Borrowings (Related Party) at July 31, 1998............  1,000,000
  Maturities........................................................        --
  Borrowings........................................................    100,000
                                                                     ----------
Subordinated Borrowings (Related Party) at July 31, 1999............ $1,100,000
                                                                     ==========



   The Accompanying Notes are an Integral Part of these Financial Statements.

                         ALARON.COM HOLDING CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                            Preferred
                              Stock          Common Stock        Additional                   Total
                          ------------- -----------------------   Paid-in    Accumulated  Stockholders'
                          Shares Amount   Shares      Amount      Capital      Deficit       Equity
                          ------ ------ ----------  -----------  ----------  -----------  -------------
Balance--July 31, 1997..   --     $--    1,800,000  $ 5,667,521  $      --   $(3,198,183)  $2,469,338
Issuance of Common
 Stock..................   --      --      176,285       84,265         --           --        84,265
Capital Contributions...   --      --          --     1,157,984         --           --     1,157,984
Capital Withdrawals.....   --      --          --      (818,790)        --           --      (818,790)
Assignment of Alaron
 Trading Common Shares..   --      --   (1,976,285)  (6,090,980)        --           --    (6,090,980)
Issuance of Alaron.com
 Common for Assignment
 of Alaron Trading......   --      --    8,893,283       88,933   6,002,047          --     6,090,980
Net Loss................   --      --          --           --          --    (1,437,684)   1,437,684)
                           ---    ----  ----------  -----------  ----------  -----------   ----------
Balance--July 31, 1998 .   --      --    8,893,283       88,933   6,002,047   (4,635,867)   1,455,113
Private Placement
 Proceeds--Net of
 Expenses...............   --      --    1,427,916       14,279   4,010,054          --     4,024,333
Capital Contributions...   --      --          --           --      150,000          --       150,000
Capital Withdrawals.....   --      --          --           --     (521,650)         --      (521,650)
Net Loss................   --      --          --           --          --    (1,080,384)  (1,080,384)
                           ---    ----  ----------  -----------  ----------  -----------   ----------
Balance--July 31, 1999..   --     $--   10,321,199  $   103,212  $9,640,451  $(5,716,251)  $4,027,412
                           ===    ====  ==========  ===========  ==========  ===========   ==========



   The Accompanying Notes are an Integral Part of these Financial Statements.

                         ALARON.COM HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       Years ended July 31,
                                                     -------------------------
                                                         1999         1998
                                                     ------------  -----------
Operating Activities:
  Net Loss.......................................... $ (1,080,384) $(1,437,684)
  Adjustments to Reconcile Net Loss to Net Cash
   [Used for] Operating Activities:
    Depreciation and Amortization...................       48,652       14,471
    Provision for Doubtful Accounts.................      103,837      465,000
    Issuance of Common Stock as Compensation........          --        84,265
  Changes in Assets and Liabilities:
    [Increase] Decrease in:
      Securities Owned..............................  (11,048,760)   7,349,537
      Receivable from Clearing Broker...............      (50,376)     669,685
      Receivable from Customers.....................        4,338     (278,519)
      Other Assets..................................     (153,475)     (20,156)
      Deferred Offering Cost........................      (74,451)         --
    Increase [Decrease] in:
      Payable to Customers..........................    7,913,441   (8,177,794)
      Accounts Payable and Accrued Expenses.........      352,101      211,688
      Accrued Commissions...........................      176,714      (52,495)
                                                     ------------  -----------
  Net Cash--Operating Activities....................   (3,808,363)  (1,172,002)
                                                     ------------  -----------
Investing Activities:
  Purchase of Equipment.............................     (211,722)          --
                                                     ------------  -----------
Financing Activities:
  Private Placement Proceeds--Net of Costs..........    4,024,333          --
  Capital Contributions.............................      150,000    1,157,984
  Capital Withdrawals...............................     (521,650)    (818,790)
  Proceeds from Subordinated Borrowing--Related
   Party............................................      100,000    1,000,000
                                                     ------------  -----------
Net Cash--Financing Activities......................    3,752,683    1,339,194
                                                     ------------  -----------
  Net [Decrease] Increase in Cash and Cash
   Equivalents......................................     (267,402)     167,192
Cash and Cash Equivalents--Beginning of Years.......    2,525,421    2,358,229
                                                     ------------  -----------
  Cash and Cash Equivalents--End of Years........... $  2,258,019  $ 2,525,421
                                                     ============  ===========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the years for:
    Interest........................................ $    122,544  $   117,627
    Taxes........................................... $        --   $       --

   The Accompanying Notes are an Integral Part of these Financial Statements.

                         ALARON.COM HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] Description of Business

   Alaron.com Holding Corporation [the "Company"], was incorporated on December 4, 1998 [date of inception], under the laws of the State of Delaware [See Note 4]. Alaron.com Holdings Corporation has had no substantial operations since inception. Alaron Trading Corporation ["ATC"] a wholly-owned subsidiary of the Company incorporated in Illinois in 1989 and provides both "full" and "discount" services to individual and corporate customers effecting transactions in futures contracts and options. ATC is registered with the Commodity Futures Trading Commission ["CFTC"] and the National Futures Association ["NFA"]. Brokerage services provided by ATC are conducted through branch offices in Florida, California, Illinois and New Jersey. Trading activity is conducted through an omnibus account maintained with a clearing member, who is a member of various commodity exchanges.

[2] Significant Accounting Policies

   Principles of Consolidation--The accompanying financial statements include operations of the Company's wholly-owned subsidiary, Alaron Trading Corporation. All significant intercompany transactions have been eliminated in consolidation.

   Cash and Cash Equivalents--Cash and cash equivalents include highly liquid instruments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

   Securities and Commodities Owned--Proprietary securities and commodities transactions are recorded on the transaction date; positions are marked to market with related gains and losses recognized currently in income. Gains and losses on open commodity futures, options on futures contracts, and forward contracts, which are marked to market, are recognized currently in income.

   Depreciation and Amortization--Depreciation of furniture and equipment is computed using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight line basis over the lesser of the estimated useful lives of the assets or the lease term.

   Income Recognition--Commissions and related expenses are recorded on a half-turn basis for commodity futures and options transactions. Commission income is presented net of commissions paid or accrued to introducing brokers.

   Advertising--The Company expenses the production costs of advertising as the costs are incurred.

   Income Taxes--The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 ["SFAS 109"], "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   Translation of Foreign Currencies--The Company accounts for its transactions denominated in foreign currencies in accordance with Financial Accounting Standards Board ["FASB"] SFAS No. 52, "Foreign Currency Translation." Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, while the income statement accounts are translated at the rate at time of trade. Gains or losses resulting from foreign currency transactions are included in net income.

                        ALARON.COM HOLDING CORPORATION

   Use of Estimates in the Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles ["GAAP"] and prevailing industry practices require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

   Reclassification--Certain previously reported amounts have been reclassified to conform with current period presentation.

   Earnings Per Share--The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ["SFAS"] No. 128, "Earnings per Share", which is effective for financial statements issued for periods ending after December 15, 1997. Basic earnings per share is based on the weighted average number of common shares outstanding without consideration of common stock equivalents. Diluted earnings per share is based on the weighted average number of common and common equivalent shares outstanding. The calculation takes into account the shares that may be issued upon exercise of stock options, reduced by the shares that may be purchased with the funds received from the exercise, based on the average price during the year. For fiscal years presented, diluted net income per common share is the same as basic net income per common share.

   Stock Options and Similar Equity Instruments--On January 1, 1996, the Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments [collectively "Options"] issued to employees and directors, however, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ["APB"] Opinion No. 25, "Accouning for Stock Issued to Employees" rather than the fair value based method of accounting prescribed by SFAS No. 123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

[3] Description of Securities

   The authorized capital stock of the Company consists of 30,000,000 shares of common stock, $.01 par value per share and 10,000,000 shares of preferred stock, $.01 par value per share. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefore when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders.

   In June 1999, the Company declared a 3-for-2 stock split. All share data have been retroactively adjusted.

[4] Business Combinations

   The Company entered into share assignment and contribution agreements dated in April 1999 [the "Stock Assignment Agreement"] with the shareholders of ATC, to accept the assignment and contribution of all issued and outstanding common stock of ATC. The merger was structured as a tax-free reorganization and was accounted for at historical cost in a manner similar to the pooling-of-interests method of accounting. It is intended that ATC will operate as wholly-owned subsidiary of the Company.

   The accompanying consolidated financial statements are based on the assumption that the companies were combined for the full year and financial statements for July 31, 1998 have been restated to give effect to the combination.

                         ALARON.COM HOLDING CORPORATION

[5] Fair Value of Financial Instruments

   Substantially all of the Company's assets and liabilities are considered financial instruments as defined by SFAS No. 107. The financial instruments of the Company are reported in the financial statements at market or fair value, or at amounts that approximate fair value because of their short maturity. The fair value estimate of the Company's subordinated borrowings approximate the current rates offered to the Company with substantially the same characteristics and maturities.

[6] Assets Segregated or Held in Separate Accounts Under Federal or Other Regulations

   Included in the statement of financial condition are assets segregated or held in separate accounts under the Commodity Exchange Act and other domestic regulations as follows:

                                                                     July 31,
                                                                       1999
                                                                    -----------
      Cash and Cash Equivalents.................................... $   233,236
      Securities Owned.............................................  27,192,113
                                                                    -----------
        Total Segregated Assets.................................... $27,425,349
                                                                    ===========

[7] Receivables from and Payables to Customers

   Receivables from and payables to customers represent balances arising in connection with commodities transactions, including gains and losses on open commodity futures contracts. Marketable, customer-owned securities, consisting primarily of U.S. Government securities, are held by the Company as collateral for receivables from customers. Customer-owned securities held by the Company and the net value of customers' options on futures positions are not reflected in the consolidated statement of financial condition. A portion of these securities has been deposited as margin with exchange clearing organizations.

[8] Securities Owned

   The components of securities owned, at market value, are as follows:

                                                                     July 31,
                                                                       1999
                                                                    -----------
      Overnight Investments........................................ $19,700,610
      U.S. Treasury Obligations....................................  10,169,789
                                                                    -----------
        Total...................................................... $29,870,399
                                                                    ===========

   Overnight investments represent the simultaneous purchase and resale of U.S. Treasury obligations with same day settlement on the purchase and next day settlement on the resale.

[9] Furniture, Equipment and Leasehold Improvements

   Furniture, equipment and leasehold improvements consist of:

                                                                       Estimated
                                                              July 31,  Useful
                                                                1999     Lives
                                                              -------- ---------
      Office Equipment....................................... $195,475   5 yrs
      Leasehold Improvements.................................  356,192 5-10 yrs
      Furniture and Fixtures.................................   14,473   7 yrs
                                                              --------
        Total................................................  566,140
        Less: Accumulated Depreciation and Amortization......  187,507
                                                              --------
      Net.................................................... $378,633
                                                              ========

                         ALARON.COM HOLDING CORPORATION

   Depreciation expense of $48,652 and $14,471 was recorded for the years ended July 31, 1999 and 1998, respectively.

[10] Liabilities Subordinated to Claims of General Creditors

   Liabilities subordinated to claims of general creditors at July 31, 1999 represent a $1,100,000 borrowing from a stockholder pursuant to a subordinated loan agreement. The borrowing provides for interest at the rate of 12.50% percent per annum. Approximately $1,000,000 of the subordinated debt matures in September 1999 with the remaining $100,000 maturing February 2000. [See Note 22]

   Subordinated stockholder borrowings are available in computing adjusted net capital under the minimum capital requirements. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

   For the years ended July 31, 1999 and 1998, the Company recorded $130,831 and $101,000, respectively, in interest expense related to the subordinated borrowing.

   "NFA" has approved this borrowing as acceptable regulatory capital. These liabilities are subordinated to the claims of present and future general creditors, and the loan agreements provide that the notes cannot be repaid if such repayments will cause the Company to fail to meet the financial requirements established by the CFTC.

[11] Income Taxes

   The Company has net operating loss carryovers of approximately $495,000, as of July 31, 1999, expiring in the years 2000 through 2015. However, utilization of the loss carryovers is subject to Internal Revenue regulations where the corporation has issued substantial additional stock. Accordingly, a portion of this loss carryover may not be available to the Company.

   Generally accepted accounting principles require the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. The deferred tax asset attributable to operating loss carryforwards amounted to approximately $198,000 at July 31, 1999. However, due to continued loss from operations, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

[12] Commitments and Contingencies

   Financial instruments sold, not yet purchased, represent obligations of the Company to deliver specified financial instruments or commodities at contracted prices, thereby creating commitments to purchase the financial instruments or commodities in the markets at the prevailing prices. Consequently, the Company's ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased, may exceed the amounts recognized in the statement of financial condition.

                         ALARON.COM HOLDING CORPORATION

   The Company leases office space and equipment under lease agreements, two of which are from an entity affiliated through common ownership, expiring December 31, 2004. At July 31, 1999, the aggregate minimum annual rental commitments under the leases, exclusive of additional payments that may be required for certain increases in operating expenses and taxes, are as follows:

Years Ending
July 31,                                          Affiliate   Other     Amount
------------                                      ---------- -------- ----------
2000............................................. $  350,000 $ 58,818 $  408,818
2001.............................................    360,400   44,533    404,933
2002.............................................    371,216   21,942    393,158
2003.............................................    292,465      --     292,465
Thereafter.......................................    152,082      --     152,082
                                                  ---------- -------- ----------
Totals........................................... $1,526,163 $125,293 $1,651,456
                                                  ========== ======== ==========

   Rent expense for the years ended July 31, 1999 and 1998 was $395,002 and $194,430, respectively. This includes $340,000 and $108,134 paid to an affiliate for the years ended July 31, 1999 and 1998, respectively.

   Various legal actions are pending against the Company, many involving ordinary routine litigation incidental to the business. In the opinion of management, after consultation with outside counsel, it is not anticipated that the ultimate liability, if any, in excess of amount currently recorded, will have a material effect on the financial condition, results of operations or liquidity of the Company. Nevertheless, due to uncertainties inherent in the legal process, it is at least reasonably possible that management's view of the outcome will change in the near term.

   Stock Option Plan and Executive Stock Option Plan--The Company adopted a stock option plan [the "Plan"] and Executive Stock Option Plan [the "Executive Plan"] in April 1999. The Plan authorizes the grant of options to purchase up to an aggregate of 700,000 shares of its common stock to all full-time salaried or commissioned employees of the Company. The Executive Plan authorizes the grant of options to purchase up to an aggregate of 350,000 share of the Company's common stock to all executive officers and members of the Board of Directors.

   Stock options granted to purchase common stock under the Plan and the Executive plan at a price are to be determined by the compensation committee of the Board of Directors but may not be less than the fair market value of the common stock. The exercise price of incentive stock options granted to persons owning more than ten percent of the outstanding voting stock of the Company must be at 110% of the fair market value of the common stock on the date of the grant. The maximum number of shares for which options may be granted under the Plan and the Executive Plan during any calendar year to any single recipient may not exceed 35,000.

   Employment Agreements--In April 1999, the Company entered into five-year employment agreements with each principal stockholder of the Company. Each employment agreement will automatically renew for additional one year terms.

   The agreements provide for an aggregate of $706,000 to be paid as base salaries during the first year of employment. Individually each employment agreements provides for first year compensation ranging between $50,000 to $200,000. Annual base compensation may be increased in an amount to be determined by the Board of Directors but must be increased by at least 5% of the base salary of the prior year for each succeeding year.

                         ALARON.COM HOLDING CORPORATION

   Each agreement also provides for annual incentive bonuses equal to a percentage of income in excess of $1,000,000.

   Consulting Agreement--The Company entered into a consulting agreement for the implementation of new trading software. Terms of the agreement provide for an estimated project cost of $100,000 which is expected to be completed by September 1999.

[13] Private Placement

   In May through July 1999, Prime Asset Management ["Prime"] acted as a distributor of a foreign private placement of 993,450 shares of the Company's common stock at a sales price of $4.50 per share. The sale of these shares was not registered. Prime received 434,466 shares of the Company's common stock for being distributor of the placement. In addition, Prime received warrants to purchase 600,000 shares of the Company's common stock at $7.50 per share. If Prime exercises the warrants, the shares of common stock will come from holdings of certain significant shareholders and not from the Company. Prime's warrants will expire on the earlier of three years after the date of the prospectus or 45 days after the closing price for the Company's common stock being at or above $11.25 for at least 20 out of 30 consecutive trading days.

   In connection with the private placement, a placement agent will receive a finders fee of 10% of the gross proceeds of the private placement.

[14] Related Party Transactions

   An entity affiliated through common ownership introduces customers to the Company. The affiliate operates under an introducing broker clearing agreement with ATC substantially similar to those ATC has with unaffiliated guaranteed introducing brokers.

[15] Off-Balance-Sheet Risk and Concentration of Credit Risk

   The Company is a futures commission merchant responsible for the credit risk of the customers it introduces to, and which are carried on an omnibus basis on the books of, its clearing broker. The Company's customers are primarily individual investors, some of whom are introduced to the Company by introducing brokers. To reduce its risk, the Company requires its customers to meet, at a minimum, the greater of the margin requirements established by each of the exchanges at which contracts are traded or the margin requirement established by its clearing broker. In addition, the Company has entered into agreements for accounts originating from other introducing brokers whereby such amounts are guaranteed by these brokers. Margin is a good faith deposit from the customer, which reduces risk to the Company of failure on behalf of the customer to fulfill any obligation under these contracts. To minimize its exposure to risk of loss due to market variation, the Company adjusts these margin requirements as needed. Customers may also be required to deposit additional funds, securities or other collateral. As a result of market variation, the Company may satisfy margin requirements by liquidating certain customer positions. Management believes the margin deposits and collateral held at July 31, 1999 were adequate to minimize the risk of material loss that could be created by positions held at that time.

   The Company enters into various transactions with futures commission merchants and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each counterparty with which it conducts business.

[16] Concentrations of Credit

   As a futures commission merchant, the Company is engaged in brokerage activities whose counterparties primarily include individual investors, broker-dealers, banks, and other financial institutions. The Company's

                         ALARON.COM HOLDING CORPORATION
exposure to credit risk associated with nonperformance of the customers in fulfilling their contractual obligations pursuant to futures transactions can be directly affected by volatile trading markets that may impair the customer's ability to satisfy their obligations to the Company. It is the Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

   The Company does not anticipate nonperformance by clients or counterparties in the preceding situations. If either a customer or a counterparty fails to perform, the Company may be required to discharge the obligation of the nonperforming party and, in such circumstances, the Company may sustain a loss. The Company has a policy of reviewing, as considered necessary, the credit standing of each counterparty with which it conducts business.

   At July 31, 1999, the Company maintained cash balances (excluding repurchase agreements) of approximately $2,600,000 in excess of FDIC insured limits.

[17] Pension Plan

   Effective January 1999, the Company offered a 401(K) Pension Plan [the "Plan"] to full-time employees who have completed one year of service. Eligible employees may make elective contributions which are capped and subject to an annual cost of living adjustment ["COLA"]. The Company may make matching contributions in an amount that will be discretionary and determined by the Company each year. Contributions made for the year ended July 31, 1999 were $12,700.

[18] Net Capital Requirements

   The Company is subject to the minimum capital rules of several commodity regulatory organizations. Under the more restrictive of these rules, the Company is required to maintain "adjusted net capital" equivalent to the greater of $250,000 or 4 percent of its "funds required to be segregated for the net capital computation," as these terms are defined. Adjusted net capital and funds required to be segregated for the net capital computation change from day to day, but at July 31, 1999, the Company had adjusted net capital and adjusted net capital requirements of approximately $3,164,929. Regulatory net capital requirements may effectively restrict the payment of cash dividends, the repayment of subordinated loans [Note 11], and the withdrawal of capital.

[19] New Authoritative Pronouncements

   In June 1998, the Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 is not expected to have a material impact on the Company.

   In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprises." SFAS No. 134 is not expected to have a material impact on the Company.

   In February 1999, the FASB issued SFAS No. 135, which is a recission of SFAS No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Government Units" SFAS No. 135 is not expected to have a material impact on the Company.

   The FASB has had on its agenda a project to address certain practice issues regarding Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The FASB plans on issuing various interpretations of APB Opinion No. 25 to address these practice issues. The proposed effective date of these interpretations would be the issuance date of the final Interpretation, which is expected to be in

                         ALARON.COM HOLDING CORPORATION

October 1999. If adopted, the Interpretation would be applied prospectively but would be applied to plan modification and grants that occur after December 15, 1998. The FASB's tentative interpretations are as follows:

  . APB Opinion No. 25 has been applied in practice to include in its definition of employees, outside members of the board or directors and independent contractors. The FASB's interpretation of APB Opinion No. 25 will limit the definition of an employee to individuals who meet the common law definition of an employee [which also is the basis for the distinction between employees and nonemployees in the current U.S. tax code]. Outside members of the board of directors and independent contractors would be excluded from the scope of APB Opinion No. 25 unless they qualify as employees under common law. Accordingly, the cost of issuing stock options to board members and independent contractors not meeting the common law definition of an employee will have to be determined in accordance with FASB Statement No. 123, "Accounting for Stock-Based Compensation," and usually recorded as an expense in the period of the grant [the service period could be prospective, however, depending on the terms of the options].

  . Options [or other equity instruments] of a parent company issued to employees of a subsidiary should be considered options, etc. issued by the employer corporation in the consolidated financial statements and accordingly, APB Opinion No. 25 should continue to be applied in such situations. This interpretation would apply to subsidiary companies only; it would not apply to equity method investees or joint ventures.

  . If the terms of an option [originally accounted for as a fixed option] are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter [for example, within six months] to the same individual should be considered in substance a modified [variable] option.

  . Additional interpretations will address how to measure compensation expense when a new measurement date is required.

[20] Proposed Public Offering

   The Company has entered into a letter of intent with an underwriter to which the underwriter will purchase from the Company on a firm commitment basis of 1,500,000 shares of common stock and 1,500,000 redeemable common stock purchase warrants, each to purchase one share of common stock at an estimated price of $14.00 per share.

   Warrants are exercisable during the three year period commencing with the effective date of the proposed public offering. The warrants are redeemable under certain conditions. Proceeds to the Company after underwriters commission and other cost are expected to be $14,200,000. There can be no assurance that the proposed public offering will be consummated.

[21] Subsequent Events

   In August 1999, the Company issued 3,000 additional private placement shares, to an individual investor, for net proceeds of $12,150.

[22] Subsequent Events--Unaudited (Subsequent to Date of Report of Independent Auditors)

   In October 1999, the Company repaid $1,000,000 of subordinated borrowings.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Alaron Trading Corporation
 Chicago, Illinois

   We have audited the accompanying statement of financial condition of Alaron Trading Corporation as of July 31, 1998, and the related statements of operations, changes in liabilities subordinated to claims of general creditors, changes in stockholders' equity and cash flows for the years ended July 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material, respects, the financial position of Alaron Trading Corporation as of July 31, 1998, and the results of its operations and its cash flows for the years ended July 31, 1998 and 1997, in conformity with generally accepted accounting principles.

                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
February 12, 1999

                             ALARON TRADING COMPANY

             STATEMENT OF FINANCIAL CONDITION AS OF JULY 31, 1998.

Assets:
  Cash and Cash Equivalents....................................... $ 2,525,421
  Securities Owned................................................  18,821,639
  Due from Exchange Clearing Organization.........................     103,005
  Receivable from Customers [Net of Allowance of $453,112]........     312,662
  Furniture, Equipment and Leasehold Improvements--At Cost [Net of
   Accumulated Depreciation and Amortization].....................     216,564
  Other Assets....................................................      57,303
                                                                   -----------
  Total Assets.................................................... $22,036,594
                                                                   ===========
Liabilities and Stockholders' Equity:
Liabilities:
  Payable to Customers............................................ $18,862,013
  Accrued Commissions.............................................     394,116
  Accounts Payable and Accrued Expenses...........................     325,352
                                                                   -----------
  Total Liabilities...............................................  19,581,481
                                                                   -----------
Subordinated Borrowings--Related Party............................   1,000,000
                                                                   -----------
Commitments and Contingent Liabilities............................         --
                                                                   -----------
Stockholders' Equity:
  Common Stock, No Par Value; 20,000,000 Shares Authorized,
   1,976,285 Shares Issued and Outstanding........................   6,090,980
  Accumulated Deficit.............................................  (4,635,867)
                                                                   -----------
  Total Stockholders' Equity......................................   1,455,113
                                                                   -----------
  Total Liabilities and Stockholders' Equity...................... $22,036,594
                                                                   ===========



   The Accompanying Notes are an Integral Part of these Financial Statements.

                             ALARON TRADING COMPANY

                            STATEMENTS OF OPERATIONS

                                                            Years ended
                                                             July 31,
                                                      ------------------------
                                                         1998         1997
                                                      -----------  -----------
Revenues:
  Commissions and Fees............................... $12,053,658  $11,046,203
  Interest...........................................   1,341,301    1,148,476
  Other Income.......................................     114,199      109,915
                                                      -----------  -----------
  Total Revenues.....................................  13,509,158   12,304,594
                                                      -----------  -----------
Expenses:
  Commissions........................................   5,690,665    5,668,973
  Employee Compensation and Related Benefits.........   3,015,802    2,800,355
  Clearing Charges, Exchange Fees and Other Trade
   Costs.............................................   2,551,977    2,040,188
  Communications.....................................     550,114      537,729
  Advertising and Marketing..........................     609,004      531,488
  Data Processing....................................     688,364      458,067
  Occupancy and Equipment Rental.....................     422,182      262,681
  Bad Debt Expense...................................     465,000      366,507
  Arbitration Settlements............................     232,153       78,154
  Interest Expense--Related Party....................     117,627          --
  Other Administrative Expenses......................     546,269      513,774
                                                      -----------  -----------
  Total Expenses.....................................  14,946,842   13,257,916
                                                      -----------  -----------
  Net Loss........................................... $(1,437,684) $  (953,322)
                                                      ===========  ===========



   The Accompanying Notes are an Integral Part of these Financial Statements.

                             ALARON TRADING COMPANY

         STATEMENTS OF CHANGES IN LIABILITIES SUBORDINATED TO CLAIMS OF
                               GENERAL CREDITORS

Subordinated Borrowings (Related Party) at July 31, 1996             $      --
  Maturities........................................................        --
  Borrowings........................................................        --
                                                                     ----------
Subordinated Borrowings (Related Party) at July 31, 1997                    --
  Maturities........................................................        --
  Borrowings........................................................  1,000,000
                                                                     ----------
Subordinated Borrowings (Related Party) at July 31, 1998             $1,000,000
                                                                     ==========




   The Accompanying Notes are an Integral Part of these Financial Statements.

                             ALARON TRADING COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                    Common Stock                       Total
                                --------------------  Accumulated  Stockholders'
                                 Shares     Amount      Deficit       Equity
                                --------- ----------  -----------  -------------
Balance--July 31, 1996......... 1,800,000 $4,341,846  $(2,244,861)  $ 2,096,985
  Capital Contributions........       --   1,325,675          --      1,325,675
  Net Loss.....................       --         --      (953,322)     (953,322)
                                --------- ----------  -----------   -----------
Balance--July 31, 1997......... 1,800,000  5,667,521   (3,198,183)    2,469,338
  Issuance of Common Stock.....   176,285     84,265          --         84,265
  Capital Contributions........       --   1,157,984          --      1,157,984
  Capital Withdrawals..........       --    (818,790)         --       (818,790)
  Net Loss.....................       --         --    (1,437,684)   (1,437,684)
                                --------- ----------  -----------   -----------
Balance--July 31, 1998......... 1,976,285 $6,090,980  $(4,635,867)  $ 1,455,113
                                ========= ==========  ===========   ===========




   The Accompanying Notes are an Integral Part of these Financial Statements.

                             ALARON TRADING COMPANY

                            STATEMENTS OF CASH FLOWS

                                                        Years ended July 31,
                                                       -----------------------
                                                          1998         1997
                                                       -----------  ----------
Operating Activities:
  Net Loss............................................ $(1,437,684) $ (953,322)
  Adjustments to Reconcile Net Loss to Net Cash [Used
   for] Operating Activities:
    Depreciation and Amortization.....................      14,471      10,564
    Provision for Doubtful Accounts...................     465,000     366,507
    Issuance of Common Stock as Compensation..........      84,265          --
  Changes in Assets and Liabilities:
  [Increase] Decrease in:
    Securities Owned..................................   7,349,537  (8,404,054)
    Receivable from Clearing Broker...................     669,685    (241,503)
    Receivable from Customers.........................    (278,519)   (384,787)
    Other Assets......................................     (20,156)      2,973
  Increase [Decrease] in:
    Payable to Customers..............................  (8,177,794)  8,915,189
    Accounts Payable and Accrued Expenses.............     211,688    (166,217)
    Accrued Commissions...............................     (52,495)    100,240
                                                       -----------  ----------
  Net Cash--Operating Activities......................  (1,172,002)   (754,410)
                                                       -----------  ----------
Investing Activities:
  Purchase of Equipment...............................         --      (11,939)
                                                       -----------  ----------
Financing Activities:
  Capital Contributions...............................   1,157,984   1,325,675
  Capital Withdrawals.................................    (818,790)         --
  Proceeds from Subordinated Borrowing--Related Party.   1,000,000          --
                                                       -----------  ----------
Net Cash--Financing Activities........................   1,339,194   1,325,675
                                                       -----------  ----------
  Net Increase in Cash and Cash Equivalents...........     167,192     559,326
Cash and Cash Equivalents--Beginning of Years.........   2,358,229   1,798,903
                                                       -----------  ----------
  Cash and Cash Equivalents--End of Years............. $ 2,525,421  $2,358,229
                                                       ===========  ==========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the years for:
    Interest.......................................... $   117,627  $      --
    Taxes............................................. $       --   $      --


   The Accompanying Notes are an Integral Part of these Financial Statements.

                           ALARON TRADING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

[1] Description of Business

   Alaron Trading Corporation [the "Company"] is an Illinois corporation organized in 1989 and provides both "full" and "discount" services to individual and corporate customers effecting transactions in futures contracts and options. The Company is registered with the Commodity Futures Trading Commission ["CFTC"] and the National Futures Association ["NFA"]. Trading activity is conducted through an omnibus account maintained with a clearing member, who is a member of various commodity exchanges.

[2] Significant Accounting Policies

   Cash and Cash Equivalents--Cash and cash equivalents include highly liquid instruments, with original maturities of less than ninety days, that are not held for sale in the ordinary course of business.

   Securities and Commodities Owned--Proprietary securities and commodities transactions are recorded on the transaction date; positions are marked to market with related gains and losses recognized currently in income. Gains and losses on open commodity futures, options on futures contracts, and forward contracts, which are marked to market, are recognized currently in income.

   Depreciation and Amortization--Depreciation of furniture and equipment is computed using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight line basis over the lesser of the estimated useful lives of the assets or the lease term.

   Income Recognition--Commissions and related expenses are recorded on a half-turn basis for commodity futures and options transactions. Commission income is presented net of commissions paid or accrued to introducing brokers.

   Advertising--The Company expenses the production costs of advertising as the costs are incurred.

   Income Taxes--The Company has elected to be taxed as an "S corporation" under provisions of the Internal Revenue Code. Under those provisions, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. Therefore, no provision or liability is established for federal income taxes in the Company's financial statements. Due to net losses incurred, pro forma income tax information is not presented as it would not be significantly different from actual results of the Company.

   Translation of Foreign Currencies--The Company accounts for its transactions denominated in foreign currencies in accordance with Financial Accounting Standards Board ["FASB"] Statement of Financial Accounting Standards No. 52, ["SFAS"] "Foreign Currency Translation." Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, while the income statement accounts are translated at the rate at time of trade. Gains or losses resulting from foreign currency transactions are included in net income.

   Use of Estimates in the Preparation of Financial Statements-- The preparation of financial statements in conformity with generally accepted accounting principles ["GAAP"] and prevailing industry practices require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

   Reclassification-- Certain previously reported amounts have been reclassified to conform with current period presentation.

                           ALARON TRADING CORPORATION

[3] Fair Value of Financial Instruments

   Substantially all of the Company's assets and liabilities are considered financial instruments as defined by SFAS No. 107. The financial instruments of the Company are reported in the financial statements at market or fair value, or at amounts that approximate fair value because of their short maturity. The fair value estimate of the Company's subordinated borrowings approximate the current rates offered to the Company with substantially the same characteristics and maturities.

[4] Assets Segregated or Held in Separate Accounts Under Federal or Other Regulations

   Included in the statement of financial condition are assets segregated or held in separate accounts under the Commodity Exchange Act and other domestic regulations as follows:

                                                                     July 31,
                                                                       1998
                                                                    -----------
      Cash and Cash Equivalents.................................... $   555,447
      Securities Owned.............................................  18,406,062
                                                                    -----------
        Total Segregated Assets.................................... $18,961,509
                                                                    ===========

[5] Receivables from and Payables to Customers

   Receivables from and payables to customers represent balances arising in connection with commodities transactions, including gains and losses on open commodity futures contracts. Marketable, customer-owned securities, consisting primarily of U.S. Government securities, are held by the Company as collateral for receivables from customers. Customer-owned securities held by the Company and the net value of customers' options on futures positions are not reflected in the consolidated statement of financial condition. A portion of these securities has been deposited as margin with exchange clearing organizations.

[6] Securities Owned

   The components of securities owned, at market value, are as follows:

                                                                     July 31,
                                                                       1998
                                                                    -----------
      Overnight Investments........................................ $10,517,682
      U.S. Treasury Obligations....................................   8,270,319
      Marketable Equity Securities.................................      33,638
                                                                    -----------
        Total...................................................... $18,821,639
                                                                    ===========

   Overnight investments represent the simultaneous purchase and resale of U.S. Treasury obligations with same day settlement on the purchase and next day settlement on the resale.

[7] Furniture, Equipment and Leasehold Improvements

   Furniture, equipment and leasehold improvements consist of:

                                                         July 31,    Estimated
                                                           1998     Useful Lives
                                                         ---------  ------------
      Leasehold Improvements............................ $ 339,643    5-10 yrs
      Furniture and Equipment...........................    78,977     5-7 yrs
      Less: Accumulated Depreciation and Amortization...  (202,056)
                                                         ---------
        Net............................................. $ 216,564
                                                         =========

                           ALARON TRADING CORPORATION

[7] Furniture, Equipment and Leasehold Improvements [continued]

   Depreciation expense of $14,471 and $10,564 was recorded for the years ended July 31, 1998 and 1997, respectively.

[8] Liabilities Subordinated to Claims of General Creditors

   Liabilities subordinated to claims of general creditors at July 31, 1998 represent a $1,000,000 borrowing from a stockholder pursuant to a subordinated loan agreement. The borrowing provides for interest at the rate of 12.50% percent per annum and was renewed subsequent to July 31, 1998 to mature in September 1999.

   Subordinated stockholder borrowings are available in computing adjusted net capital under the minimum capital requirements. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

   For the year ended July 31, 1998, the Company recorded $101,000 in interest expense related to the subordinated borrowing.

   "NFA" has approved this borrowings as acceptable regulatory capital. These liabilities are subordinated to the claims of present and future general creditors, and the loan agreements provide that the notes cannot be repaid if such repayments will cause the Company to fail to meet the financial requirements established by the CFTC.

[9] Commitments and Contingencies

   Financial instruments sold, not yet purchased, represent obligations of the Company to deliver specified financial instruments or commodities at contracted prices, thereby creating commitments to purchase the financial instruments or commodities in the markets at the prevailing prices. Consequently, the Company's ultimate obligation to satisfy the sale of financial instruments sold, not yet purchased, may exceed the amounts recognized in the statement of financial condition.

   The Company leases office space and equipment under lease agreements, two of which are from an affiliate, expiring December 31, 2004. At July 31, 1998, the aggregate minimum annual rental commitments under the leases, exclusive of additional payments that may be required for certain increases in operating expenses and taxes, are as follows:

      Years Ending July 31,                       Affiliate   Other     Amount
      ---------------------                       ---------- -------- ----------
      1999....................................... $  340,000 $ 63,042 $  403,042
      2000.......................................    350,000   58,818    408,818
      2001.......................................    360,400   44,533    404,933
      2002.......................................    371,216   21,942    393,158
      2003.......................................    292,465      --     292,465
      Thereafter.................................    152,082      --     152,082
                                                  ---------- -------- ----------
      Totals..................................... $1,866,163 $188,335 $2,054,498
                                                  ========== ======== ==========

   Rent expense for the year ended July 31, 1998 and 1997 was $194,430 and $140,000, respectively. This includes $108,134 paid to an affiliate for the year ended July 31, 1998, respectively.

   Various legal actions are pending against the Company, many involving ordinary routine litigation incidental to the business. In the opinion of management, after consultation with outside counsel, the ultimate liability, if any, in excess of amount currently recorded, will not have a material effect on the financial condition, results of operations or liquidity of the Company.

                           ALARON TRADING CORPORATION

[10] Related Party Transactions

   An entity affiliated through common ownership introduces customers to the Company. For the years ended July 31, 1998 and 1997, net commissions from customers introduced to the Company by this affiliate were approximately $519,000 and $723,000, respectively.

[11] Off-Balance-Sheet Risk and Concentration of Credit Risk

   The Company is a futures commission merchant responsible for the credit risk of the customers it introduces to, and which are carried on an omnibus basis on the books of, its clearing broker. The Company's customers are primarily individual investors, some of whom are introduced to the Company by introducing brokers. To reduce its risk, the Company requires its customers to meet, at a minimum, the greater of the margin requirements established by each of the exchanges at which contracts are traded or the margin requirement established by its clearing broker. In addition, the Company has entered into agreements for accounts originating from other introducing brokers whereby such amounts are guaranteed by these brokers. Margin is a good faith deposit from the customer, which reduces risk to the Company of failure on behalf of the customer to fulfill any obligation under these contracts. To minimize its exposure to risk of loss due to market variation, the Company adjusts these margin requirements as needed. Customers may also be required to deposit additional funds, securities or other collateral. As a result of market variation, the Company may satisfy margin requirements by liquidating certain customer positions. Management believes the margin deposits and collateral held at July 31, 1998 were adequate to minimize the risk of material loss that could be created by positions held at that time.

   The Company enters into various transactions with futures commission merchants and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each counterparty with which it conducts business.

[12] Concentrations of Credit

   As a futures commission merchant, the Company is engaged in brokerage activities whose counterparties primarily include investors, broker-dealers, banks, and other financial institutions. The Company's exposure to credit risk associated with nonperformance of the customers in fulfilling their contractual obligations pursuant to futures transactions can be directly affected by volatile trading markets that may impair the customer's ability to satisfy their obligations to the Company. It is the Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

   The Company does not anticipate nonperformance by clients or counterparties in the preceding situations. If either a customer or a counterparty fails to perform, the Company may be required to discharge the obligation of the nonperforming party and, in such circumstances, the Company may sustain a loss. The Company has a policy of reviewing, as considered necessary, the credit standing of each counterparty with which it conducts business.

[13] Net Capital Requirements

   The Company is subject to the minimum capital rules of several commodity regulatory organizations. Under the more restrictive of these rules, the Company is required to maintain "adjusted net capital" equivalent to the greater of $250,000 or 4 percent of its "funds required to be segregated for the net capital computation," as these terms are defined. Adjusted net capital and funds required to be segregated for the net

                           ALARON TRADING CORPORATION
capital computation change from day to day, but at July 31, 1998 and 1997, the Company had adjusted net capital and adjusted net capital requirements of approximately $2,134,000 and $915,000, respectively. Regulatory net capital requirements may effectively restrict the payment of cash dividends, the repayment of subordinated loans [Note 8], and the withdrawal of capital.

[14] Prior Period Adjustment

   The Company has recorded an adjustment for an error in initially depreciating its leaseholds improvements over a tax life versus the life of the related lease term. This resulted in the Company understating the depreciation expense for the year ended July 31, 1997 in the amount of $23,182. During the year ended July 31, 1998, the Company recorded a charge of approximately $110,000 to adjust accumulated amortization for lower depreciation expense recorded in prior years. This resulted in an excess charge of approximately $86,817 being incurred in operations for the year ended July 31, 1998. The adjustment did not have any effect on income taxes for the period ended July 31, 1998 and 1997. The balance sheet, statement of operations, stockholders' equity, and cash flow have been restated to reflect this adjustment.

[15] New Authoritative Pronouncements

   The FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

   The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

   In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pension and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 is not expected to have a material impact on the Company.

   In October 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprises." SFAS No. 134 is not expected to have a material impact on the Company.

   In February 1999, the FASB issued SFAS No. 135, which is a recission of SFAS No. 75, "Deferral of the Effective Date of Certain Accounting Requirements for Pension Plans of State and Local Government Units" SFAS No. 135 is not expected to have a material impact on the Company.

   The FASB has had on its agenda a project to address certain practice issues regarding Accounting Principles Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The FASB plans on issuing various interpretations of APB Opinion No. 25 to address these practice issues. The proposed effective

                           ALARON TRADING CORPORATION
date of these interpretations would be the issuance date of the final Interpretation, which is expected to be in September 1999. If adopted, the Interpretation would be applied prospectively but would be applied to plan modification and grants that occur after December 15, 1998. The FASB's tentative interpretations are as follows:

  . APB Opinion No. 25 has been applied in practice to include in its definition of employees, outside members of the board or directors and independent contractors. The FASB's interpretation of APB Opinion No. 25 will limit the definition of an employee to individuals who meet the common law definition of an employee [which also is the basis for the distinction between employees and nonemployees in the current U.S. tax code]. Outside members of the board of directors and independent contractors would be excluded from the scope of APB Opinion No. 25 unless they qualify as employees under common law. Accordingly, the cost of issuing stock options to board members and independent contractors not meeting the common law definition of an employee will have to be determined in accordance with FASB Statement No. 123, "Accounting for Stock-Based Compensation," and usually recorded as an expense in the period of the grant [the service period could be prospective, however, depending on the terms of the options].

  . Options [or other equity instruments] of a parent company issued to employees of a subsidiary should be considered options, etc. issued by the employer corporation in the consolidated financial statements and accordingly, APB Opinion No. 25 should continue to be applied in such situations. This interpretation would apply to subsidiary companies only; it would not apply to equity method investees or joint ventures.

  . If the terms of an option [originally accounted for as a fixed option] are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter [for example, within six months] to the same individual should be considered in substance a modified [variable] option.

  . Additional interpretations will address how to measure compensation expense when a new measurement date is required.

[16] Subsequent Events

   In February 1999, the Company borrowed $100,000 from a stockholder pursuant to a subordinated loan agreement. The borrowing provides for interest at the rate of 12.50% percent per annum and is scheduled to mature in February 2000. The NFA has approved this borrowing as acceptable regulatory capital.

   In April 1999, shareholders of the Company entered into an assignment and contribution agreement with Alaron.com Holding Corporation. This agreement provides for all outstanding common shares of the Company to be transferred to Alaron.com Holding Corporation. Accordingly, the Company will operate as a wholly-owned subsidiary of Alaron.com.

                              [Inside Back Cover]

                  [Presentation of pages from www.alaron.com]

         [Text: Free quotes, charts, future news and daily research.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     1,500,000 Shares of Common Stock

            1,500,000 Redeemable Common Stock Purchase Warrants

                 [LOGO OF ALARON.COM HOLDING CORPORATION]

                               ----------------

                                PROSPECTUS

                                       , 1999
                               ----------------

                      National Securities Corporation

                               ----------------

Until                        , 1999 (25 days after the date of this
prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

   The Registrant's Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL. The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Subsection 145 of the DGCL, which authorizes a corporation to indemnify directors, officers, employees or agents of the Corporation in non-derivative suits if the party acted in good faith and in a manner the party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

   Reference is made to the caption "Management--Limitation of Liability and Indemnification" in the prospectus which is a part of this Registration Statement for a description of indemnification arrangements between the Registrant and its directors.

   The form of Underwriting Agreement, included as Exhibit 1.1, provides for indemnification of the Registrant and certain controlling persons under certain circumstances, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under the above provisions of the Underwriting Agreement, the Registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

   The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

      SEC Registration Fee............................................ $ 13,089
      *NASD Fee.......................................................    2,300
      *Nasdaq Fees....................................................   10,000
      *Blue Sky Fees and Expenses.....................................   29,000
      *Transfer Agent Fees............................................    5,000
      *Accounting Fees and Expenses...................................   45,000
      *Legal Fees and Expenses........................................  110,000
      *Underwriters' Non-Accountable Expense Allowance................  450,000
      *Printing and Engraving Expenses................................   75,000
      *Miscellaneous Fees and Expenses................................   60,611
                                                                       --------
          Total....................................................... $800,000
                                                                       ========

--------
*All amounts are estimates.

Item 26. Recent Sales of Unregistered Securities.

   In December, 1998, the Registrant was organized and filed its Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with this organization, Steven A. Greenberg received 3,645,000 shares of common stock of the Registrant, Michael A. Greenberg received 801,900 shares of common stock of the Registrant, Joel W. Greenberg, as Trustee of the Greenberg Family Trust, received 2,843,100 shares of common stock of the Registrant, Carrie A. Greenberg received 810,000 shares of common stock of the Registrant, Joel W. Greenberg received 704,349 shares of common stock of the Registrant and

Barry S. Isaacson received 88,934 shares of common stock of the Registrant. All amounts reflect the three-for-two stock split in June, 1999.

   In April, 1999, Steven A. Greenberg, Michael A. Greenberg, Carrie A. Greenberg and the Greenberg Family Trust contributed all of the outstanding stock of Alaron Trading Corporation to Alaron.com in a tax-free transfer.

   In May through August 1999, the Registrant privately sold 996,450 shares of common stock at a price of $4.50 per share to 45 European investors. The sale of these shares was not registered and, in accordance with the requirements of Regulation S of the Securities and Exchange Commission, these shares cannot be resold in United States markets or to United States citizens for at least one year from their issuance and thereafter they may be sold only if they are registered or are eligible for an exemption from United States registration. Each investor has certified to the Registrant each investor's understanding and agreement to those requirements.

   In connection with the placement, the Registrant agreed to pay Robert Stein, an associated person of the Registrant, a finder's fee of 10% of the gross proceeds ($426,803) and Prime Asset Management AG of Frankfurt, Germany, received 434,466 shares of the Registrant's common stock as the distributor of the European placement. The shares issued to Prime Asset Management AG are governed by the same Regulation S restrictions on resale as are the shares sold to the 45 investors in Europe.

   Each of the above transactions was exempt from registration under the Securities Act of 1933, as amended, under the provisions of Section 4(2) thereof as not involving a public offering, and with respect to the European private placement transacted in May through August 1999, Regulation S under the Securities Act for offers and sales made outside the United States. With respect to each transaction, no person acting on the Registrant's behalf offered or sold securities by means of any form of general solicitation or general advertising.

Item 27. Exhibits.


      1.1      Form of Underwriting Agreement
      1.2      Form of Selected Dealers Agreement
      3.1      Compiled Certificate of Incorporation of Alaron.com
               Holding Corporation as filed December 3, 1993, as amended
               March 17, 1999 and May 5, 1999
      3.2      By-laws of Alaron.com Holding Corporation*
      3.3 Articles of Incorporation of Alaron Trading Corporation and amendment*
      3.4      By-laws of Alaron Trading Corporation*
      4.1      Form of Certificate for Common Stock of Alaron.com Holding
               Corporation*
      4.2      Form of Representative's Warrant Agreement
      4.3      [withdrawn]
      4.4      Form of Warrant Agreement including Form of Warrant
               Certificate, among Alaron.com Holding Corporation,
               National Securities Corporation and American Stock
               Transfer & Trust Company
      5.1      Opinion and consent of Wolin & Rosen, Ltd.+


     10.1      Assignment, Contribution and Acknowledgment for transfers
               of shares of Alaron Trading Corporation to Alaron.com
               Corporation*
     10.2      Employment Agreement dated March 1, 1999, between the
               Registrant and Steven A. Greenberg*
     10.3      Employment Agreement dated March 1, 1999, between the
               Registrant and Michael A. Greenberg*
     10.4a     Employment Agreement dated March 1, 1999, between the
               Registrant and Carrie A. Greenberg*
     10.4b     Amendment to Employment Agreement dated March 1, 1999,
               between the Registrant and Carrie A. Greenberg
     10.5a     Employment Agreement dated March 1, 1999, between the
               Registrant and Barry S. Isaacson*
     10.5b     Amendment to Employment Agreement dated March 1, 1999,
               between the Registrant and Barry S. Isaacson
     10.6      Employment Agreement dated March 1, 1999, between the
               Registrant and Joel W. Greenberg*
     10.7      Omnibus Clearing Agreement between Alaron Trading
               Corporation and The LIT Division of E.D. &F. Man, Inc.,
               dated October 11, 1996*
     10.8      Lease dated August 1, 1994 for premises located at 822
               West Washington Blvd., Chicago, Illinois, between Alaron
               Development, L.L.C. and Alaron Trading Corporation*
     10.9      Lease dated October 6, 1997 for premises located at 633
               Skokie Boulevard, Northbrook, Illinois, between Alanorth,
               L.L.C. and The Takiff Properties Group, Ltd.*
     10.10     Lease dated July 1, 1998 for premises located at 660 S.
               Federal Highway, Pompano Beach, Florida, between Alaron
               Development, L.L.C. and Alaron Trading Corporation*
     10.11     Lease dated September 1, 1998 for premises located at 442
               Post Street, San Francisco, California, between Kinta
               Haller and Alaron Trading Corporation*
     10.12     Lease dated November 1, 1998 for premises located at 191
               Woodport Road, Sparta, New Jersey, between J&K Realty,
               Inc. and Alaron Trading Corporation*
     10.13a    1999 Employee Stock Option Plan*
     10.13b    1999 Executive Stock Option Plan*
     10.14     Software License Agreement between Alaron Trading
               Corporation and Rolfe & Nolan (USA) Inc. dated January 1,
               1998*
     10.15     Service Bureau Operation Agreement between Alaron Trading
               Corporation and Rolfe & Nolan (USA), Inc. dated January 1,
               1998*
     10.16     Form of Guaranteed Introducing Broker Agreement*
     10.17a    Cash Subordinated Loan Agreement and Amendment between
               Joel W. Greenberg and Alaron Trading Corporation dated
               September 8, 1997*
     10.17b    Cash Subordinated Loan Agreement between Joel W. Greenberg and Alaron Trading Corp. dated February 16, 1999*
     10.18     [withdrawn]
     10.19     Form of Regulation S Certification regarding European
               private placement*
     10.20     Form of Purchaser's Subscription and Acknowledgment
               regarding European private placement*


     21        List of Subsidiaries+
     23.1      Consent of Moore Stephens, P.C. (page II-5)
     23.2      Consent of Wolin & Rosen, Ltd. (included in Exhibit 5.1)+
     24        Power of Attorney with respect to certain signatures in
               the Registration Statement*

--------

*Filed previously.

+To be filed by amendment.

Item 28. Undertakings.

    (a) For determining any liability under the Securities Act, the registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (b) For determining any liability under the Securities Act, the registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

    (c) The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

     (iii) to include any additional or changed material information on the plan of distribution.

    (d) The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) The registrant will provide to the Representative of the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Representative of the Underwriters to permit prompt delivery to each purchaser.

    (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    (g) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form SB-2 (SEC File No. 333-83807) of our report dated September 10, 1999, on our audits of the financial statements of Alaron.com Holding Corporation and of our report dated February 12, 1999, on our audits of the financial statements of Alaron Trading Corporation. We also consent to the reference to our firm under the caption "Experts."

                                               /s/ Moore Stephens, P.C.
                                          By: _________________________________
                                                   Moore Stephens, P.C.
                                               Certified Public Accountants

New York, New York

October 12, 1999

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 12th day of October, 1999.

                                          Alaron.Com Holding Corporation

                                                /s/ Steven A. Greenberg
                                          By: _________________________________
                                                    Steven A. Greenberg
                                                         President

   In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                    Date
             ----------                          -----                    ----


    /s/ Steven A. Greenberg          President and Director         October 12, 1999
____________________________________  (Principal Executive
        Steven A. Greenberg           Officer)

                 *                   Chairman of the Board of       October 12, 1999
____________________________________  Directors
         Joel W. Greenberg

                 *                   Director and Executive Vice    October 12, 1999
____________________________________  President (Principal
        Carrie A. Greenberg           Financial Accounting
                                      Officer)

                 *                   Director and Chief Operating   October 12, 1999
____________________________________  Officer
         Barry S. Isaacson

     /s/ Robert S. Pagliuco          Principal Financial Officer    October 12, 1999
____________________________________
         Robert S. Pagliuco


  /s/ Steven A. Greenberg

*By: _____________________

    Steven A. Greenberg

     attorney-in-fact

                                                      Registration No. 333-83807
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS

                                       to

                              AMENDMENT NO. 1

                    TO FORM SB-2 REGISTRATION STATEMENT

                                       of

                         ALARON.COM HOLDING CORPORATION

                               ----------------

              As filed with the Securities and Exchange Commission

                            on October 12, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

  Exhibit
  Number                              Document
  -------                             --------

  1.1      Form of Underwriting Agreement
  1.2      Form of Selected Dealers Agreement
  3.1      Compiled Certificate of Incorporation of Alaron.com Holding
           Corporation as filed December 3, 1993, as amended March 17,
           1999 and May 5, 1999
  4.2      Form of Representative's Warrant Agreement
  4.4      Form of Warrant Agreement including Warrant Certificate, among
           Alaron.com Holding Corporation, National Securities
           Corporation and American Stock Transfer & Trust Company
 10.4b Amendment to Employment Agreement dated March 1, 1999, between the Registrant and Carrie A. Greenberg
 10.5b Amendment to Employment Agreement dated March 1, 1999, between the Registrant and Barry S. Isaacson
 23.1      Consent of Moore Stephens, P.C. (page II-5)